As filed with the Securities and Exchange Commission on July 19, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Applied DNA Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7380	59-2262718
(State or other jurisdiction of incorporation or organization)	(primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

50 Health Sciences Drive
Stony Brook, New York 11790
631-240-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Hayward, Ph.D., Sc.D.
Chairman, Chief Executive Officer and President
Applied DNA Sciences, Inc.
50 Health Sciences Drive
Stony Brook, New York 11790
631-240-8801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Merrill M. Kraines Todd Kornfeld McDermott Will & Emery LLP One Vanderbilt Avenue New York, NY 10017-3852 212-547-5616	Robert F. Charron Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 212-370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act and Section 13(a) of the Exchange Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 19, 2022

Applied DNA Sciences, Inc.

Up to      Shares of Common Stock

Pre-Funded Warrants to Purchase Up to      Shares of Common Stock

Common Warrants to Purchase Up to      Shares of Common Stock

Shares of Common Stock Underlying the Pre-Funded Warrants and Common Warrants

We are offering up to             shares of our common stock together with common warrants to purchase             shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the common warrants). The common warrants will be issued separately but must be purchased together with the common stock and/or the pre-funded warrants (as described below). The combined purchase price for each share of common stock and accompanying common warrant is $      . The common warrants will be exercisable beginning on the date of issuance (the “Initial Exercise Date”), at an exercise price of $       per share and will expire on the five-year anniversary of the Initial Exercise Date.

We are also offering to those purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase shares of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will equal $0.0001 per share of common stock. For each pre-funded warrant purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock being sold in the offering by one. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of the common warrants and the pre-funded warrants.

Each pre-funded warrant is exercisable for one share of our common stock (subject to adjustment as provided for therein) at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”), to act as our exclusive placement agent in connection with the securities offered by this prospectus. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount.

Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.” The closing price of our common stock on July     , 2022, as reported by The Nasdaq Capital Market, was $       per share.

The public offering price per share of common stock and/or any pre-funded warrant, together with the common warrant that accompanies common stock or a pre-funded warrant will be determined between us, the Placement Agent and the investors in this offering at the time of pricing, and may be at a discount to the current market price. Therefore, the recent market price of $       per share of common stock used throughout this prospectus may not be indicative of the actual public offering price for our common stock, our pre-funded warrants and the common warrants. There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants or common warrants on any national securities exchange. Without an active trading market, the liquidity of the common warrants and the pre-funded warrants will be limited.

We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. See “Plan of Distribution” on page 39 of this prospectus for more information regarding these arrangements. There is no minimum number of shares of common stock or pre-funded warrants or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the shares of common stock and pre-funded warrants offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. In addition, we have not specified a minimum number of securities or amount of proceeds and we have not established an escrow account in connection with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

	Per (1) Share and Common Warrant	Per Pre-Funded Warrant and Common Warrant	Total
Public offering price	$	$	$
Placement Agent fees(2)
Proceeds, before expenses, to us(3)	$	$	$

(1) Based on an assumed public offering price of $       per share of common stock. The final public offering price per share of common stock or pre-funded warrant, together with the common warrant that accompanies common stock or a pre-funded warrant, as the case may be, will be determined by the Company, Placement Agent and the investors in this offering and may be a discount to the current market price of the Company’s common stock.

(2) We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering and to reimburse the Placement Agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $50,000, and for its closing costs in an amount of up to $15,950. See “Plan of Distribution” for a description of the compensation to be received by the Placement Agent.

(3) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

Delivery of the securities offered hereby is expected to be made on or about             , 2022, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this Prospectus is                , 2022.

About this Prospectus

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.

We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “Applied DNA,” the “Company,” “we,” “us” and “our” refer to Applied DNA Sciences, Inc., a Delaware corporation, and our subsidiaries. Our trademarks currently used in the United States include Applied DNA Sciences®, SigNature® molecular tags, SigNature® T molecular tags, fiberTyping®, DNAnet®, SigNify®, Beacon®, CertainT®, LinearDNA™, Linea™ COVID-19 Diagnostic Assay Kit and safeCircleTM COVID-19 testing. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on our own internal estimates as well as independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

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Forward-Looking Statements

This prospectus, the documents incorporated by reference herein and any “free writing prospectus” we have authorized in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. In addition, we may make forward-looking statements in other documents filed with or furnished to the SEC, and our management and other representatives may make forward-looking statements orally or in writing to analysts, investors, representatives of the media and others.

Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts and include, but are not limited to, statements using terminology such as “can”, “may”, “could”, “should”, “assume”, “forecasts”, “believe”, “designed to”, “will”, “expect”, “plan”, “anticipate”, “estimate”, “potential”, “position”, “predicts”, “strategy”, “guidance”, “intend”, “seek”, “budget”, “project” or “continue”, or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. Forward-looking statements involve risks and uncertainties and our actual results and the timing of certain events could differ materially from those discussed in forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “Prospectus Summary – Our Company” set forth in this prospectus and the documents incorporated herein by reference.

Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, and the following factors and risks:

•	our expectations of future revenues, expenditures, capital or other funding requirements;

•	the adequacy of our cash and working capital to fund present and planned operations and growth;

•	the substantial doubt relating to our ability to continue as a going concern;

•	our business strategy and the timing of our expansion plans;

•	demand for our Therapeutic DNA Production Services;

•	our expectations concerning existing or potential development and license agreements for third-party collaborations and joint ventures;

•	regulatory approval and compliance for our Therapeutic DNA Production Services;

•	the effect of governmental regulations generally;

•	our expectations of when regulatory submissions may be filed or when regulatory approvals may be received;

•	our expectations concerning product candidates for our technologies; and

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•	our expectations of when or if we will become profitable.

Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or implied in our forward-looking statements. Among the factors that could affect future results are:

•	the inherent uncertainties of product development based on our new and as yet not fully proven technologies;

•	the risks and uncertainties regarding the actual effect on humans of seemingly safe and efficacious formulations and treatments when tested clinically;

•	the inherent uncertainties associated with clinical trials of product candidates;

•	the inherent uncertainties associated with the process of obtaining regulatory clearance or approval to market product candidates;

•	the inherent uncertainties associated with commercialization of products that have received regulatory clearance or approval;

•	economic and industry conditions generally and in our specific markets;

•	we may conduct a reverse stock split of our common stock to meet the requirements of Nasdaq which may adversely impact the market price and liquidity of our common stock;

•	the volatility of, and decline in, our stock price; and

•	our current lack of financing for operations and our ability to obtain the necessary financing to fund our operations and effect our strategic development plan.

All forward-looking statements and risk factors included in this prospectus are made as of the date hereof, or in the case of documents incorporated by reference, the original date of any such documents, based on information available to us as of such date, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make updates with respect to other forward-looking statements or that we will make any further updates to those forward-looking statements at any future time. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Any of the assumptions underlying the forward-looking statements contained in this prospectus could prove inaccurate and, therefore, we cannot assure you that the results or events contemplated in any of such forward-looking statements will be realized. Based on the significant uncertainties inherent in these forward-looking statements, the inclusion of any such statement should not be regarded as a representation or as a guarantee by us that our objectives or plans will be achieved, and we caution you against relying on any of the forward-looking statements contained herein.

Prospectus Summary

This summary highlights certain information about us, this offering and in the documents we incorporate by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you carefully read this summary, to fully understand our Company and this offering and its consequences to you, you should read this entire prospectus including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 11, as well as the other documents that we incorporate by reference into this prospectus, including our financial statements and the notes to those financial statements, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended September 30, 2021, filed on December 9, 2021, as amended by Amendment No. 1 filed on December 14, 2021, as further amended by Amendment No. 2 filed on January 28, 2022, our Quarterly Report on Form 10-Q for the three month period ended December 31, 2021, filed on February 10, 2022, and our Quarterly Report on Form 10-Q for the three and six- month periods ended March 31, 2022, filed on May 12, 2022. Please read “Where You Can Find More Information” on page 41 of this prospectus.

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Our Company

Business Overview

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid (“DNA”). Using the polymerase chain reaction (“PCR”) to enable both the production and detection of DNA, we operate in three primary business markets: (i) the manufacture of DNA for use in nucleic acid-based therapeutics (“Therapeutic DNA Production Services”); (ii) the detection of DNA in molecular diagnostics testing services (“MDx Testing Services”); and (iii)  the manufacture and detection of DNA for industrial supply chain security services (“DNA Tagging and Security Products and Services”).

Our growth strategy is to primarily focus our resources on the further development, commercialization, and customer adoption of our Therapeutic DNA Production Services, including the expansion of our contract development and manufacturing operation (“CDMO”) for the manufacture of DNA for nucleic acid-based therapies and the development of our own product candidates in veterinary health. To offset these development costs, we plan to leverage our MDx Testing Services and our DNA Tagging and Security Products and Services business to generate cashflows.

Therapeutic DNA Production Services

Through our LinearRx, Inc. (“LRx”) subsidiary we are developing and commercializing the LinearDNA (“linDNA”) platform. The linDNA platform enables the rapid, efficient, and large-scale cell-free manufacture of high-fidelity DNA sequences for use in nucleic acid-based therapeutics. The linDNA platform enzymatically produces a linear form of DNA we call ‘linDNA’ that is an alternative to plasmid-based DNA manufacturing technologies that have supplied the DNA used in biotherapeutics for the past 40 years.

We believe our enzymatic linDNA platform has numerous advantages over existing cell-based plasmid DNA manufacturing platforms. Plasmid-based DNA manufacturing is based on the complex, costly and time-consuming biological process of amplifying DNA in living cells. Once amplified, the DNA must be separated from the living cells and other process contaminants via multiple rounds of purification, adding further complexity and costs. Unlike plasmid-based DNA manufacturing, the linDNA platform does not require living cells and instead amplifies DNA via the enzymatic process of PCR. The linDNA platform is simple, with only four ingredient inputs, and can rapidly produce very large quantities of DNA without the need for complex purification steps.

We believe the key advantages of the linDNA platform include:

•	Speed – Production of linDNA can be measured in terms of hours, not days and weeks as is the case with plasmid-based DNA manufacturing platforms.

•	Scalability – linDNA production takes place on efficient bench-top instruments, allowing for rapid scalability in a minimal footprint.

•	Purity – DNA produced via PCR is pure, resulting in only large quantities of only the target DNA sequence. Unwanted DNA sequences such as plasmid backbone and antibiotic resistance genes, inherent to plasmid DNA, are not present in linDNA.

•	Simplicity – The production of linDNA is streamlined relative to plasmid-based DNA production. linDNA requires only four ingredients, does not require living cells or complex fermentation systems and does not require multiple rounds of purification.

•	Flexibility – DNA produced via the linDNA platform can be easily chemically modified to suit specific customer applications. In addition, the linDNA platform can produce a wide range of complex DNA sequences that are difficult to produce via plasmid-based DNA production platforms. These complex sequences include inverted terminal repeats (ITRs) and polyadenylation sequences (poly (A) tail) important to gene therapy and mRNA therapies, respectively.

Preclinical studies have shown that linDNA is substitutable for plasmid DNA in numerous nucleic acid-based therapies, including:

•	therapeutic and prophylactic DNA vaccines;

•	DNA templates for in vitro transcription to produce ribonucleic actid (“RNA”), including messenger RNA (“mRNA”); and

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•	adoptive cell therapy manufacturing.

Further, we believe that linDNA is also substitutable for plasmid DNA in the following nucleic acid-based therapies:

•	viral vector manufacturing for in vivo and ex vivo gene editing;

•	CRISPR-mediated homology-directed repair (“HDR”); and

•	non-viral gene therapy.

As of the fourth quarter of calendar 2021, there were 3,483 gene, cell and RNA therapies in development from preclinical through pre-registration stages, almost all of which use DNA in their manufacturing process. (Source: ASGCT Gene, Cell & RNA Therapy Landscape: Q4 2021 Quarterly Report). Due to what we believe are the linDNA platform’s numerous advantages over legacy plasmid-based DNA manufacturing platforms, we believe this large number of therapies under development represents a substantial market opportunity for linDNA to supplant plasmid DNA in the manufacture of nucleic acid-based therapies.

Our linDNA is currently manufactured pursuant to Good Laboratory Practices (“GLP”) that we believe are sufficient for pre-clinical discovery and development of nucleic acid-based therapies. In addition, for indirect clinical use of linDNA (i.e., where linDNA is a starting material but is not incorporated into the final therapeutic product, as is the case with the production of mRNA or certain viral vectors), we believe that high-quality grade GLP linDNA is sufficient for clinical and commercial stage customers of our Therapeutic DNA Production Services. For the direct clinical use of our linDNA (i.e., nucleic acid-based therapies where our linDNA is incorporated into the final therapeutic product, as in the production of DNA vaccines, adoptive cell therapies and certain gene therapies) we believe clinical and commercial stage customers of our Therapeutic DNA Production Services will generally require our manufacturing facilities to meet current Good Manufacturing Practices (“cGMP”). We currently do not have any manufacturing facilities that meet cGMP. We will need to develop and maintain manufacturing facilities that meet cGMP to support customers that wish to use our linDNA for direct clinical use. In the longer term, we believe that the development and maintenance of a cGMP manufacturing facility for linDNA will benefit the entirety of our Therapeutic DNA Production Services business, in both direct and indirect clinical applications.

Our business strategy for the linDNA platform is (i) to utilize our current GLP linDNA production capacity to secure CDMO contracts to supply linDNA to pre-clinical therapy developers, as well as clinical and commercial therapy developers and manufacturers that are pursuing therapeutics that require the indirect clinical use of linDNA; and (ii) upon our development of cGMP linDNA production facilities, to secure CDMO contracts with clinical stage therapy developers and commercial manufactures to supply linDNA for direct clinical use.

In addition, we plan to leverage our Therapeutic DNA Production Services and deep knowledge of PCR to develop and monetize, ourselves or with strategic partners, one or more linDNA-based therapeutic or prophylactic vaccines for the veterinary health market. Currently, we have in-licensed a therapeutic DNA vaccine candidate against canine lymphoma, which accounts for up to 24% of all cancers in canines. Our lymphoma vaccine candidate has been licensed from Takis S.R.L and EvviVax, S.R.L. for exclusive use by the Company in association with our linDNA platform, and is subject to certain commercialization milestones. We believe the linDNA platform provides a substantial advantage to the development and monetization of a therapeutic DNA vaccine against canine lymphoma.

MDx Testing Services

Through Applied DNA Clinical Labs, LLC (“ADCL”), our clinical laboratory subsidiary, we leverage our expertise in DNA detection via PCR to provide and develop clinical molecular diagnostics (“MDx”) testing services. ADCL is a New York State Department of Health (“NYSDOH”) Clinical Laboratory Evaluation Program (“CLEP”) permitted, Clinical Laboratory Improvement Amendments (“CLIA”)-certified laboratory which is currently permitted for virology. In providing MDx testing services, ADCL employs its own or third-party molecular diagnostic tests.

Under our MDx testing services, ADCL provides COVID-19 testing for large populations marketed under our safeCircleTM trademark. Leveraging ADCL’s customizable high-throughput robotic pooled testing workflow and the Cleared4 digital health platform owned and operated by Cleared4 Inc. (the “Cleared4 Platform”), our safeCircle testing service is an adaptable turnkey large population COVID-19 testing solution that provides for all aspects of COVID-19 testing, including test scheduling, sample collection and automated results reporting. Our safeCircle testing service utilizes high-sensitivity robotically pooled real-time PCR (“RT-PCR”) testing to help prevent virus spread by quickly identifying COVID-19 infections within a community, school, or workplace. Our safeCircle COVID-19 testing is performed using either the Company’s internally developed Linea 2.0 RT-PCR Assay, a NYSDOH conditionally approved laboratory developed test (“LDT”) or third-party emergency use authorization (“EUA”)-authorized RT-PCR COVID-19 assays. Our safeCircle testing service also incorporates the Cleared4 Platform to enable large-scale digital test scheduling, in-field sample collection and registration, and results reporting. By leveraging the combination of our robotic pooled workflows and the Cleared4 Platform, our safeCircle testing services typically return testing results within 24 to 48 hours. We provide safeCircle testing services to primary/secondary/higher education institutions, private clients, and businesses and college athletic programs primarily located in New York State.

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In addition to our safeCircle testing services, we are currently developing and validating pharmacogenetics (“PGx”) testing services. Our PGx testing services will utilize a 120-target PGx panel test to evaluate the unique genotype of a specific patient to help guide individual drug therapy decisions. Our PGx testing services are designed to interrogate DNA targets on over 35 genes and provide genotyping information relevant to certain cardiac, mental health and pain management drug therapies. We believe the economics of complex MDx testing services such as PGx are more favorable to the Company as compared to high volume, low complexity MDx tests such as COVID-19 testing. Our PGx testing services will require NYSDOH approval prior to initiating our patient testing services. If approved, we plan to commercialize our PGx testing services by offering PGx clinical reference laboratory testing services to other clinical laboratories and healthcare facilities nationwide.

Going forward, our business strategy for ADCL is to leverage our deep knowledge of PCR to develop and commercialize high complexity, high value and differentiated MDx testing services that will be offered to other clinical laboratories and healthcare facilities as clinical reference laboratory testing services. We believe operating as a clinical reference laboratory has several advantages when compared to operating as a typical clinical non-reference laboratory, including:

•	the ability to leverage our deep expertise in PCR to develop and perform high-value esoteric MDx testing services not performed by conventional clinical non-reference laboratories;

•	reduced sample acquisition costs;

•	reduced marketing costs; and

•	a national customer base that may lead to a larger total addressable market.

The clinical reference laboratory services market is forecasted to have incremental growth of $26.0B between 2020 and 2025 with a 6.71% compound annual growth rate (“CAGR”). We believe that the rapidly increasing number of specialized MDx tests for early disease detection, disease prognosis, disease risk, companion diagnostics and personalized medicine will drive an increase in the demand for highly specialized MDx clinical reference laboratory services.

DNA Tagging and Security Products and Services

By leveraging our expertise in both the manufacture and detection of DNA via PCR, our DNA Tagging and Security Products and Services allow our customers to use non-biologic DNA tags manufactured on our linDNA platform to mark objects in a unique manner and then identify these objects by detecting the absence or presence of the DNA tag. We believe our DNA tags are not economically feasible nor practical to replicate, and that our disruptive tracking platform offers broad commercial relevance across many industry verticals. The Company’s core DNA Tagging and Security Products and Services, which are marketed collectively as a platform under the trademark CertainT®, include:

•	SigNature® Molecular Tags, which are short non-biologic DNA taggants produced by the Company’s linDNA platform, provide a methodology to authenticate goods within large and complex supply chains for materials such as cotton, leather, pharmaceuticals, nutraceuticals and other products.

•	SigNify® IF portable DNA readers and SigNify consumable reagent test kits provide definitive real-time authentication of the Company’s DNA tags in the field, providing a front-line solution for supply chain integrity backed with forensic-level molecular tag authentication. The Company’s software platform enables customers to track materials throughout a supply chain or product life.

•	fiberTyping®, which uses PCR-based DNA detection to determine a cotton cultivar, and other product genotyping services that utilize PCR-based DNA detection to detect a product’s naturally occurring DNA sequences for the purposes of product provenance authentication and supply chain security.

Our DNA Tagging and Security Products and Services are fully developed, highly scalable, and currently used in several commercial applications. To date, our largest commercial application for our DNA Tagging and Security Products and Services is in the tracking and provenance authentication of cotton. Cotton home textile products utilizing our DNA Tagging and Security Products and Services are available in national retail chains including Costco® and Bed Bath & Beyond®.

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We believe that the Uyghur Forced Labor Prevention Act (“UFLPA”), signed into law on December 23, 2021, may be helpful to increase demand for our DNA Tagging and Security Products and Services. The UFLPA establishes a rebuttable presumption that any goods mined, produced, or manufactured wholly or in part in the Xinjiang Uyghur Autonomous Region (“XUAR”) of the People’s Republic of China are not entitled to entry to the United States. The presumption applies unless the importer of record has complied with specified conditions and, by clear and convincing evidence, shown that the goods were not produced using forced labor. On June 17, 2022, an implementation strategy for the UFLPA was published that listed DNA tagging as evidence that importers may present to potentially prove that a good did not originate in XUAR or did not benefit from forced labor. Approximately 20% of the world’s cotton garments contain cotton that originated in the XUAR.

Our business plan is to leverage growing consumer demand for product traceability and the newly enacted UFLPA to expand our existing partnerships and seek new partnerships for our DNA Tagging and Security Products and Services with a focus on cotton and synthetic fibers.

Intellectual Property

The proprietary nature of and protection for our various technologies and know-how are important to our business. Our success depends in part on our ability to protect the proprietary nature of our technologies and know-how, to operate without infringing on the proprietary rights of others and to prevent others from infringing our proprietary rights. We seek and maintain patent protection in the United States and internationally for our various technologies associated with our three primary business markets. We endeavor to patent or in-license technology, inventions and improvements that we consider important to the development of our business. We also rely on trade secrets, know-how and continuing innovation to develop and maintain our competitive position.

Because the development of our Therapeutic DNA Production Services and MDx Testing Services businesses are at an early stage, our intellectual property portfolio with respect to certain technologies associated with these businesses are also at an early stage. As further described below, we have filed or intend to file patent applications on certain technologies associated with these business markets, and as we continue the development of our technologies, we intend to identify additional means of obtaining patent protection that would potentially enhance commercial success.

We cannot be certain that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents granted to us in the future will be commercially useful in protecting our technology. Any of our intellectual property and proprietary rights could be challenged, invalidated, circumvented, infringed or misappropriated, or such intellectual property and proprietary rights may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages. For more information, see “Risk Factors — Risks Related to Our Intellectual Property.”

As of July 1, 2022, our patent portfolio included the following issued and pending patent applications applicable to each of our three primary business markets:

•	Therapeutic DNA Production Services

o	5 issued patents and 10 pending patent applications in the United States

o	11 issued foreign patents and 5 pending foreign patent applications

•	MDx Testing Services

o	5 issued patents and 1 pending patent applications in the United States

o	4 issued foreign patents and 1 pending foreign patent applications

•	DNA Tagging and Security Products and Services

o	28 issued patents and 5 pending patent applications in the United States

o	47 issued foreign patents and 14 pending foreign patent applications

In addition to patent protection, we also rely on trade secrets, know how, other proprietary information and continuing technological innovation to develop and maintain our competitive position. In our Therapeutic DNA Production Services, we currently rely heavily on trade secret protection. We seek to protect and maintain the confidentiality of proprietary information to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. Although we take steps to protect our proprietary information and trade secrets, including through contractual means with our employees and consultants, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. Thus, we may not be able to meaningfully protect our trade secrets. It is our policy to require our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information concerning our business or financial affairs developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. Our agreements with employees also provide that all inventions conceived by the employee in the course of employment with us or from the employee’s use of our confidential information are our exclusive property. However, such confidentiality agreements and invention assignment agreements can be breached and we may not have adequate remedies for any such breach. For more information regarding the risks related to our intellectual property, see “Risk Factors — Risks Related to Our Intellectual Property.”

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The patent positions of biotechnology companies like ours are generally uncertain and involve complex legal, scientific and factual questions. Our commercial success will also depend in part on not infringing upon the proprietary rights of third parties. It is uncertain whether the issuance of any third party patent would require us to alter our development or commercial strategies, or our manufacturing processes, obtain licenses or cease certain activities. Our breach of any license agreements or our failure to obtain a license to proprietary rights required to develop or commercialize our future products or services may have a material adverse impact on us. If third parties prepare and file patent applications in the United States that also claim technology to which we have rights, we may have to participate in interference or derivation proceedings in the United States Patent and Trademark Office, or USPTO, to determine priority of invention. For more information, see “Risk Factors — Risks Related to Our Intellectual Property.”

Risk Factor Summary

This summary does not address all of the risks that we face. Additional discussions of the risks summarized in this risk factor summary, and other risks that we face, can be found below and should be carefully considered, together with other information in this prospectus before making investment decisions.

•	There is substantial doubt relating to our ability to continue as a going concern.

•	We have produced limited revenues. This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.

•	Our new emphasis on Therapeutic DNA Production Services and MDx Testing Services may reduce our ability to maintain and expand our existing DNA Tagging and Security Products and Services businesses.

•	We may encounter difficulties in managing our growth, and these difficulties could impair our profitability.

•	If we are unable to expand our DNA manufacturing capacity, we could lose revenue and our business could suffer.

•	Rapidly changing technology and extensive competition in synthetic biology could make the services or products we are developing obsolete or non-competitive unless we continue to develop new and improved services or products and pursue new market opportunities.

•	Our operating results could be adversely affected by a reduction in business with our significant customers.

•	Pharmaceutical and biologic products are highly complex, and if we or our collaborators and customers are unable to provide quality and timely offerings to our respective customers, our business could suffer.

•	Pharmaceutical and biologic-related revenue will be dependent on our collaborators’ and customers’ demand for our manufacturing services.

•	Our safeCircleTM COVID-19 testing service could become obsolete or its utility could be significantly diminished.

•	We may be unable to consistently manufacture or source our products to the necessary specifications or in quantities necessary to meet demand on a timely basis and at acceptable performance and cost levels.

•	We will need to develop and maintain manufacturing facilities that meet current Good Manufacturing Practices.

•	If we fail to successfully identify, finance and develop our linDNA platform, our commercial opportunities in pharmaceuticals and biologics may be limited.

•	The markets for our drug and biologic candidates and synthetic DNA are very competitive, and we may be unable to continue to compete effectively in these industries in the future.

•	The markets for our supply chain security and product authentication solutions are very competitive, and we may be unable to continue to compete effectively in these industries in the future.

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•	We compete with life science, pharmaceutical and biotechnology companies, some of whom are our customers, who are substantially larger than we are and potentially capable of developing new approaches that could make our products and technology obsolete or develop their own internal capabilities that compete with our products.

•	Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

•	Pharmaceutical and biologic-related revenue is generally dependent on regulatory approval, oversight and compliance.

•	Our product candidates or the product candidates of our collaborators or customers may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences.

•	If the FDA were to begin to enforce regulation of LDTs, we could incur substantial costs and delays associated with trying to obtain pre-market clearance or approval and costs associated with complying with post-market requirements.

•	If we fail to comply with laboratory licensing requirements, we could lose the ability to offer our clinical testing services or experience disruptions to our business.

•	If we fail to comply with healthcare laws, we could face substantial penalties and our business, operations and financial conditions could be adversely affected.

•	If we are unable to continue to retain the services of Dr. Hayward, we may not be able to continue our operations.

•	There are a large number of shares of common stock underlying our outstanding options and warrants and the sale of these shares may depress the market price of our common stock and cause immediate and substantial dilution to our existing stockholders.

•	If we fail to comply with the continuing listing standards of Nasdaq, our securities could be delisted, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

•	If we are unable to obtain additional financing our business operations may be harmed or discontinued.

•	Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

•	The public offering price will be set by our board of directors and does not necessarily indicate the actual or market value of our common stock.

•	If you purchase the common stock or pre-funded warrants sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

•	There is no public market for the pre-funded warrants or common warrants being offered in this offering.

•	Holders of pre-funded warrants or common warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or common warrants and acquire our common stock.

•	The sale of our common stock and the common warrants in this offering could result in the reset of the exercise price of certain outstanding warrants.

•	We may have conflicts of interest with our affiliates and related parties, and in the past we have engaged in transactions and entered into agreements with affiliates that were not negotiated at arms’ length.

Corporate History

We are a Delaware corporation, which was initially formed in 1983 under the laws of the State of Florida as Datalink Systems, Inc. In 1998, we reincorporated in the State of Nevada, and in 2002, we changed our name to our current name, Applied DNA Sciences, Inc. On December 17, 2008, we reincorporated from the State of Nevada to the State of Delaware.

Our corporate headquarters are located at the Long Island High Technology Incubator at Stony Brook University in Stony Brook, New York, where we have established laboratories for the manufacture and detection of DNA to support our various business units. In addition, this location also houses our NYSDOH CLEP-permitted, CLIA-certified clinical laboratory where we perform MDx testing. The mailing address of our corporate headquarters is 50 Health Sciences Drive, Stony Brook, New York 11790, and our telephone number is (631) 240-8800.

To date, we have produced limited recurring revenues from our products and services, have incurred substantial expenses and have sustained significant losses. Moreover, we have concluded that there is substantial doubt as to our ability to continue as a going concern and our auditors have included an explanatory paragraph to that effect in their report for the year ended September 30, 2021. Consequently, our operations are subject to all the risks inherent in the establishment and development of a biotechnology company.

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Available Information

Because we are subject to the information and reporting requirements of the Exchange Act, we file or furnish, as applicable, annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. We make available on our website at www.adnas.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual references only.

Summary of the Offering

Common stock to be offered	Up to shares of common stock on a “best efforts” basis.

Pre-funded warrants offered by us in this offering	We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Common warrants offered by us in this offering	We are issuing to purchasers of shares of our common stock and/or pre-funded warrants in this offering a common warrant to purchase up to share(s) of our common stock for each share and/or pre-funded warrant purchased in this offering for a combined purchase price of $ . Because a common warrant to purchase share(s) of our common stock is being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. The common warrants will be exercisable beginning on the Initial Exercise Date, which is the date of closing, at an exercise price of $ per share and will expire on the five-year anniversary of the Initial Exercise Date. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round up to the next whole share. See “Description of Securities — Common Warrants.” This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Common stock outstanding prior to this offering	8,982,520 shares

Common stock to be outstanding after this offering	shares (assuming no sale of any pre-funded warrants and assuming none of the common warrants issued in this offering are exercised)

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Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $ , after deducting the Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of the common warrants. We intend to use the net proceeds from the sale of the securities for the further development of our Therapeutic DNA Production and MDx Testing Services, as well as general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds” on page 28 of this prospectus.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page 11 of this prospectus and the documents incorporated by reference herein before deciding to invest in our securities.

Lock-up agreements	We and all of our executive officers and directors will enter into lock-up agreements with the Placement Agent. Under these agreements, we and each of these persons may not, without the prior written approval of the Placement Agent, offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for common stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of 90 days after the date of the closing of this offering. For more information, see “Plan of Distribution” on page 39 of this prospectus.

Market for common stock	Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.”

Listing of pre-funded warrants and common warrants	We do not intend to list the pre-funded warrants or the common warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the pre-funded warrants and common warrants will be extremely limited.

The discussion and tables above are based on 8,982,520 shares of our common stock outstanding as of July 15, 2022, which excludes shares of our common stock that may be issued upon exercise of pre-funded warrants and common warrants issued in this offering, 1,063,143 shares of common stock issuable upon exercise of outstanding options, 2,239,963 shares of common stock issuable upon exercise of outstanding warrants, 2,778,556 shares available for grant under our Equity Incentive Stock Plans, as of such date, and shares of common stock initially issuable upon the exercise of the common warrants to be issued pursuant to this prospectus.

Risk Factors

Investment in our securities, including our common stock, common warrants, and pre-funded warrants, involves a high degree of risk. In addition to the risks and investment considerations discussed elsewhere in this prospectus, any document incorporated by reference herein or any “free writing prospectus” we have authorized in connection with this offering, the following factors should be carefully considered by anyone purchasing the securities offered by this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. We also update risk factors from time to time in our periodic reports on Forms 10-K, 10-Q and 8-K which will be incorporated by reference in this prospectus. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of their investment. All of these risks could adversely affect our business, business prospects, results of operations, financial condition and cash flows.

See also the statements contained under the heading “Forward-Looking Statements.”

Risks Related to Our Business:

There is substantial doubt relating to our ability to continue as a going concern.

We have recurring net losses, which have resulted in an accumulated deficit of $290,712,648 as of March 31, 2022 and $284,122,092 as of September 30, 2021. We have incurred a net loss of $14,278,439 for the fiscal year ended September 30, 2021 and $6,480,708 for the six-month period ended March 31, 2022. At March 31, 2022 and September 30, 2021, we had cash and cash equivalents of $6,512,784 and $6,554,948, respectively. We have concluded that these factors raise substantial doubt about our ability to continue as a going concern for one year from the issuance of the financial statements.

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In addition, the report from our independent registered public accounting firm for the year ended September 30, 2021 includes an explanatory paragraph stating that our significant losses and need to raise additional funds to meet our obligations and sustain operations raise substantial doubt about our ability to continue as a going concern. We will continue to seek to raise additional working capital through public equity, private equity or debt financings. If we fail to raise additional working capital, or do so on commercially unfavorable terms, it would materially and adversely affect our business, prospects, financial condition and results of operations, and we may be unable to continue as a going concern. Future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, if at all.

We have produced only limited revenues. This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.

Our operations since inception have produced limited revenues and may not produce significant revenues in the near term, or at all, which may harm our ability to obtain additional financing and may require us to reduce or discontinue our operations. You must consider our business and prospects in light of the risks and difficulties we will encounter as a company operating in a rapidly evolving industry. We may not be able to successfully address these risks and difficulties, which could significantly harm our business, operating results, and financial condition.

Our opportunities in pharmaceuticals and biologics will require substantial additional funding. We may not be successful in our efforts to create a pipeline of product candidates, to develop commercially successful products, or to develop commercially successful biologic production. If we fail to successfully identify, finance and develop product candidates and/or fail to develop commercially successful biologic production, our commercial opportunities in pharmaceuticals and biologics may be limited.

We have no pharmaceutical or biologic products approved for commercial sale and have not generated any revenue from pharmaceutical or biologic product sales. Identifying, developing, obtaining regulatory approval and commercializing pharmaceutical and biologic product candidates and biologic production will require substantial additional funding beyond our current available resources and is prone to the risks of failure inherent in drug or biologic development. Developing product candidates and biologic production is expensive, and we expect to spend substantial amounts as we fund our early-stage research projects, engage in preclinical development of early-stage programs and, in particular, advance program candidates through preclinical development and clinical trials.

Investment in pharmaceutical and biologic product development involves significant risk that any product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval, and become commercially viable. We cannot provide any assurance that we will be able to successfully advance any product candidates through the development process or, if approved, successfully commercialize any product candidates.

Even if we receive regulatory approval to market any of our product candidates, we cannot assure you that any such product candidate will be successfully commercialized, widely accepted in the marketplace or be more effective than other commercially available alternatives.

Even if we are able to generate revenue from the sale of any approved pharmaceutical and biologic products, we may not become profitable and may need to obtain additional funding to continue operations. Our failure to become and remain profitable would decrease the value of our Company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our pipeline of product candidates or continue our operations, and cause a decline in the value of our common stock, all or any of which may adversely affect our viability.

Our operating results could be adversely affected by a reduction in business with our significant customers.

Our revenue earned from the sale of product and services for the six-month period ended March 31, 2022 included an aggregate of 51% of our total revenue from one customer. At March 31, 2022, two customers accounted for an aggregate of 74% of our total accounts receivable. Our revenue earned from the sale of products and services for the fiscal year ended September 30, 2021 included an aggregate of 31% of our total revenues from two customers. At September 30, 2021, two customers accounted for an aggregate of 67% of our total accounts receivable. Our revenue earned from the sale of products and services for the fiscal year ended September 30, 2020 included an aggregate of 46% of our total revenues from four customers. At September 30, 2020, four customers accounted for an aggregate of 74% of our total accounts receivable. Generally, our customers do not have an obligation to make purchases from us and may stop ordering our products and services or may terminate existing orders or contracts at any time with little or no financial penalty. The loss of any of our significant customers, any substantial decline in sales to these customers, or any significant change in the timing or volume of purchases by our customers could result in lower revenues and could harm our business, financial condition or results of operations.

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Fluctuations in quarterly results may cause a decline in the price of our common stock.

Our revenues and profitability are difficult to predict due to the nature of the markets in which we compete, as well as our recent entry into new markets and products, fluctuating user demand, the uncertainty of current and future global economic conditions, and for many other reasons, including that our operating results are highly dependent on the volume and timing of orders received during a quarter, which are difficult to forecast. Customers generally order on an as-needed basis and we typically do not obtain firm, long-term purchase commitments from our customers. The quarterly fluctuations in operating results described above may cause a decline in the price of our common stock.

The ongoing military conflict between Russia and Ukraine has caused geopolitical instability, economic uncertainty, financial markets volatility and capital markets disruption. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

In late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west, including the United States. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict have resulted in inflation, financial market volatility and capital markets disruption, potentially increasing in magnitude, and could have severe adverse effects on regional and global economic markets and international relations. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial.

Third parties may use our products in ways that could damage our reputation.

After our customers have received our products, we do not have any control over their use and our customers may use them in ways that are harmful to our reputation as a supplier of synthetic DNA products. In addition, while we plan to establish a biosecurity program designed to ensure that third parties do not obtain our products for malevolent purposes, we cannot guarantee that these preventative measures, once instituted, will eliminate or reduce the risk of the domestic and global opportunities for the misuse of our products. Accordingly, in the event of such misuse, our reputation, future revenue and operating results may suffer.

Our business could be adversely impacted by inflation.

Increases in inflation may have an adverse effect on our business. Current and future inflationary effects may be driven by, among other things, supply chain disruptions and governmental stimulus or fiscal policies as well as the ongoing military conflict between Russia and Ukraine. Continuing increases in inflation could impact the overall demand for our products, our costs for labor, material and services, and the margins we are able to realize on our products, all of which could have an adverse impact on our business, financial position, results of operations and cash flows.

We may encounter difficulties in managing our growth, and these difficulties could impair our profitability.

Currently, we are working simultaneously on multiple projects, expanding our DNA manufacturing capacity as well as targeting several market sectors, including activities in the diagnostics, therapeutics, and the product security sectors. These diversified operations and activities place significant demands on our limited resources and require us to substantially expand the capabilities of our technical, administrative, and operational resources.

If we are unable to manage this growth effectively, our shipments to our customers could be impacted, our time and resources could be diverted from other products and offerings and our business and operating results could suffer. Our ability to manage our operations and costs, including research and development, costs of components, manufacturing, sales and marketing, requires us to continue to enhance our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented employees. Failure to attract and retain sufficient numbers of talented employees will further strain our human resources and could impede our growth.

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Our new emphasis on Therapeutic DNA Production Services and MDx Testing Services may reduce our ability to maintain and expand our existing DNA Tagging and Security Products and Services businesses.

Our new emphasis on Therapeutic DNA Production Services and MDx Testing Services may divert funding and our limited managerial and other resources from our existing DNA Tagging and Security Products and Services businesses. This may have the effect of reducing opportunities to grow or maintain revenues in our existing businesses while at the same time we may fail to achieve the revenues and growth we seek in our Therapeutic DNA Production Services and MDx Testing Services business.

Risks Relating to Manufacturing, Development, and Industries:

If we are unable to expand our DNA manufacturing capacity, we could lose revenue and our business could suffer.

In order to expand our manufacturing capacity for our DNA production, including our linDNA platform, we need to either build additional internal manufacturing capacity, contract with one or more partners, or both. Our technology and the production process for our DNA production are complex, involving specialized parts, and we may encounter unexpected difficulties in the manufacture, improvement or increasing the capacity of our DNA production, and addressing these difficulties may cause us to divert our time and resources from our other product offerings. There is no assurance that we will be able to continue to increase manufacturing capacity internally or that we will find one or more suitable partners to help us towards this objective, in order to meet the volume and quality requirements necessary for success in our existing and potential markets. Manufacturing and product quality issues may arise as we continue to increase the scale of our production. If our DNA manufacturing equipment and tools do not consistently produce DNA products that meet our customers’ performance expectations, our reputation may be harmed, and we may be unable to generate sufficient revenue to become profitable. Any delay or inability in expanding our manufacturing capacity could diminish our ability to develop or sell our DNA products, which could result in lost revenue and materially harm our business, financial condition and results of operations.

Rapidly changing technology and extensive competition in synthetic DNA could make the services or products we are developing obsolete or non-competitive unless we continue to develop and manufacture new and improved services or products and pursue new market opportunities.

The synthetic DNA industry is characterized by rapid and significant technological changes, frequent new product introductions and enhancements and evolving industry demands and standards. Our future success will depend on our ability to continually improve the services we are developing and producing, to develop and introduce new services that address the evolving needs of our customers on a timely and cost-effective basis and to pursue new market opportunities that develop as a result of technological and scientific advances. These new market opportunities may be outside the scope of our proven expertise or in areas which have unproven market demand, and the utility and value of new products and services developed by us may not be accepted in the markets served by the new services. Our inability to gain market acceptance of existing products and services in new markets or market acceptance of new products and services could harm our future operating results. Our future success also depends on our ability to manufacture these new and improved products and services to meet customer demand in a timely and cost-effective manner, including our ability to resolve manufacturing issues that may arise as we commence production of any new products and services we develop.

In addition, there is extensive competition in the synthetic DNA industry, and our future success will depend on our ability to maintain a competitive position with respect to technological advances. Technological development by others may result in our technologies, as well as products developed using our technologies, becoming obsolete. Our ability to compete successfully will depend on our ability to develop proprietary technologies and services that are technologically superior to and/or are less expensive than our competitors’ technologies and products. Our competitors may be able to develop competing and/or superior technologies and processes and compete more aggressively and sustain that competition over a longer period of time.

Pharmaceutical and biologic products and services are highly complex, and if we or our collaborators and customers are unable to provide quality and timely offerings to our respective customers, our business could suffer.

The process of manufacturing pharmaceutical and biologics and their components is complex, highly-regulated and subject to multiple risks.

Manufacturing biologics is highly susceptible to product loss due to contamination, equipment failure, improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions.

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Our ability to generate revenue in the pharmaceutical and biologic market depends on our ability to manufacture products that meet exacting quality and safety standards. If we are unable to manufacture these products to the required levels, it could have an adverse effect on our business, financial condition, and results of operations and may subject us to regulatory actions, including product recalls, product seizures, injunctions to halt manufacture or distribution, restrictions on our operations, or civil sanctions, including monetary sanctions and criminal actions. In addition, we could be subject to costly litigation, including claims from our collaborators and customers for reimbursement for the cost of our products or other related losses, the cost of which could be significant.

We will need to develop and maintain manufacturing facilities that meet current Good Manufacturing Practices.

Since a primary focus of our business will be contract manufacturing of synthetic DNA, it will be critical for us to be able to produce sufficient quantities of materials required for the manufacture of our product candidates or the product candidates of our collaborators or customers for preclinical testing and clinical trials, in compliance with applicable regulatory and quality standards. If we are unable to provide such manufacturing supplies or fail to do so on commercially-reasonable terms, we may not be able to successfully produce sufficient supply of product candidate(s) or we may be delayed in doing so. Such failure or substantial delay could materially harm our business.

Our customers will rely on us for synthetic DNA and other biological materials that are used in their discovery and development programs. These materials can be difficult to produce and occasionally have variability from the product specifications. Any disruption in the supply of these biological materials consistent with our product specifications could materially adversely affect our business. Although we have control processes and screening procedures, biological materials are susceptible to damage and contamination and may contain active pathogens. We may also have lower yields in manufacturing batches, which can increase our costs and slow our development timelines. Improper storage of these materials, by us or any third-party storage facilities, may require us to destroy some of our biological raw materials or product candidates.

We also face risks that we may fail to synthesize and manufacture our customers’ product candidates in accordance with their product specifications, and the possibility of termination or nonrenewal of the agreement by our customers at a time that is costly or damaging to us.

In addition, the FDA and other regulatory authorities require that our products be manufactured according to cGMP and similar foreign standards relating to methods, facilities, and controls used in the manufacturing, processing, and packing of the product, which are intended to ensure that biological products are safe and that they consistently meet applicable requirements and specifications.

Pharmaceutical manufacturers are required to register their facilities and list their products manufactured after beginning drug manufacturing and then annually thereafter with the FDA and certain state and foreign agencies. If the FDA or a comparable foreign regulatory authority does not approve our customers’ product candidates at any of our proposed contract manufacturer’s facilities, or if we fail to maintain a compliance status acceptable to the FDA or a comparable foreign authority, our customers may need to find alternative manufacturing facilities, which would significantly impact our ability to supply our customers’ product candidates, if approved. Any discovery of problems with a product, or a manufacturing or laboratory facility used by us or our strategic partners, may result in restrictions on the product or on the manufacturing or laboratory facility, including marketed product recall, suspension of manufacturing, product seizure, or a voluntary withdrawal of the drug from the market. We may have little to no control regarding the occurrence of such incidents.

If we were unable to provide a solution in time, our customers’ clinical trials could be delayed, thereby limiting our commercial activities associated with those products. The sale of our customers’ products could contain other defects could adversely affect our business, financial condition, and results of operations. Any failure by us or another third-party manufacturers to comply with cGMP or failure to scale up manufacturing processes, including any failure to deliver sufficient quantities of product candidates in a timely manner, could lead to a delay in, or failure to obtain, regulatory approval of any of our customers’ candidates and, therefore, affect our business.

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Pharmaceutical manufacturers are also subject to extensive pre- and post-marketing oversight by the FDA and comparable regulatory authorities in the jurisdictions where the product is being studied or marketed, which include periodic unannounced and announced inspections by the FDA to assess compliance with cGMP requirements. If an FDA inspection of our facilities reveals conditions that the FDA determines not to comply with applicable regulatory requirements, the FDA may issue observations through a Notice of Inspectional Observations or a “Form FDA 483”. If observations in the Form FDA 483 are not addressed in a timely manner and to the FDA’s satisfaction, the FDA may issue a Warning Letter or pursue other forms of enforcement action. Any failure by us or another contract manufacturers to comply with cGMP or to provide adequate and timely corrective actions in response to deficiencies identified in a regulatory inspection could result in enforcement action that could impact our ability to attract and maintain other contract manufacturing arrangements or lead to a shortage of our customers’ products and harm our business, including withdrawal of approvals previously granted, seizure, injunction or other civil or criminal penalties. The failure of us or another manufacturer to address any concerns raised by the FDA or foreign regulators could also lead to plant shutdown or the delay or withholding of product approval by the FDA in additional indications, or by foreign regulators in any indication. Certain countries may impose additional requirements on the manufacturing of drug products or drug substances, on us as contract manufacturers, as part of the regulatory approval process for products in such countries. The failure by us or other third-party manufacturers to satisfy such requirements could impact our ability to obtain or maintain contract manufacturing arrangements with our customers in one or more countries.

Our business also depends on the ability of our collaborators and customers to manufacture the pharmaceutical or biologic products that incorporate our products. If the FDA determines that our collaborators and customers are not in compliance with FDA laws and regulations, including those governing cGMP regulations, the FDA may deny New Drug Application (“NDA”) or Biologics License Application (“BLA”) approval until the deficiencies are corrected. Even if our collaborators or customers obtain regulatory approval for any of their product candidates, there is no assurance that they will be able to manufacture the approved product to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product or to meet potential future demand. If our collaborators or customers are unable to produce sufficient quantities for clinical trials or for commercialization, commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

Pharmaceutical and biologic-related revenue will be dependent on our collaborators’ and customers’ demand for our manufacturing services.

The amount of customer spending on pharmaceutical and biologic development and manufacturing will have an impact on our sales and profitability in the pharmaceutical and biologic market. Our collaborators and customers determine the amounts that they will spend based upon, among other things, available resources, access to capital, and their need to develop new products, which, in turn, are dependent upon a number of factors, including their competitors’ research, development and product initiatives and the anticipated market uptake, and clinical and reimbursement scenarios for specific products and therapeutic areas. Consolidation in the pharmaceutical and biologic industry may impact such spending as customers integrate acquired operations, including R&D departments and manufacturing operations. Any reduction in spending on pharmaceutical and biotechnology development and related services as a result of these and other factors could have a material adverse effect on our business, results of operations and financial condition.

Our safeCircleTM COVID-19 testing service could become obsolete or its utility could be significantly diminished.

Surveillance testing is not regulated by the FDA and Centers for Medicare & Medicaid Services (“CMS”) has stated that CLIA certification is not required to conduct surveillance testing. ADCL is offering its safeCircleTM surveillance testing in compliance with current Centers for Disease Control and Prevention (“CDC”), FDA, CMS and NYSDOH recommendations. The regulatory framework or recommendations regarding COVID-19 Surveillance Testing could change at any time. In addition, our pooled COVID-19 screening testing is conducted via a NYSDOH conditionally approved LDT. In the event that NYSDOH revokes the conditional approval or declines to fully approve the LDT, ADCL will be required to utilize a third-party EUA-authorized COVID-19 assay and potentially stop utilizing pooled testing.

Further, our COVID-19 testing may become obsolete for a variety of reasons, including an end to the current pandemic, mutations in the genome of the SARS-CoV-2 virus, or the development and widespread distribution of a vaccine, including the vaccines developed by Pfizer-BioNTech, Moderna, and Johnson & Johnson for which the FDA has granted emergency use authorization or approval. In addition, the utility of these services will also diminish if positivity rates reach levels high enough to render surveillance testing ineffective or inefficient.

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We have limited experience producing and supplying our products. We may be unable to consistently manufacture or source our products to the necessary specifications or in quantities necessary to meet demand on a timely basis and at acceptable performance and cost levels.

As we continue to scale commercially and develop new products, and as our products incorporate increasingly sophisticated technology, it will become more difficult to ensure our products are produced in the necessary quantities while maintaining quality. There is no assurance that we or our third-party manufacturers will be able to continue to manufacture our products so that our technology consistently achieves the product specifications and produces results with acceptable quality. Any future design issues, unforeseen manufacturing problems, such as contamination of our or our manufacturers’ facilities, equipment malfunctions, aging components, quality issues with components and materials sourced from third-party suppliers, or failures to strictly follow procedures or meet specifications, may have a material adverse effect on our brand, business, reputation, results of operations and financial condition and could result in us or our third-party manufacturers losing International Organization for Standardization (ISO) or quality management certifications. If our third-party manufacturers fail to maintain ISO quality management certifications, our customers might choose not to purchase products from us.

In addition, as we scale our commercial operations, we will also need to make corresponding improvements to other operational functions, such as our customer support, service and billing systems, compliance programs and internal quality assurance programs. We cannot assure you that any increases in scale, related improvements and quality assurance will be successfully implemented or that appropriate personnel will be available. As we develop additional products, we may need to bring new equipment online, implement new systems, technology, controls and procedures and hire personnel with different qualifications.

An inability to manufacture products and components that consistently meet specifications, in necessary quantities, at commercially acceptable costs and without significant delays, may have a material adverse effect on our business, results of operations, financial condition and prospects.

We must continue to secure and maintain sufficient and stable supplies of components and raw materials.

Certain disruptions in supply of, and changes in the competitive environment for, components and raw materials integral to the manufacturing of our products may adversely affect our profitability. We use a broad range of materials and supplies in our products. A significant disruption in the supply of these materials could decrease production and shipping levels, materially increase our operating costs and materially and adversely affect our revenues and profit margins. Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism or other interruptions to or difficulties in the employment of labor or transportation in the markets in which we purchase materials, components and supplies for the production of our products, in each case, may adversely affect our ability to maintain production of our products and achieve profitability. Unforeseen discontinuation or unavailability of certain components, such as enzymes or nucleotides, each of which we currently primarily source from single supplier, could cause backorders as we modify our product specifications to accommodate replacement components. If we were to experience a significant or prolonged shortage of critical components from any of our suppliers and could not procure the components from other sources, we would be unable to manufacture our products and ship them to our customers in a timely fashion, or at all, which would adversely affect our sales, margins and customer relations.

The markets for our drug and biologic candidates and synthetic DNA are very competitive, and we may be unable to continue to compete effectively in these industries in the future.

The principal markets for our drug and biologic candidates and synthetic DNA are intensely competitive. We compete with many existing suppliers and new competitors continue to enter the market. Many of our competitors, both in the United States and elsewhere, are major pharmaceutical, chemical and biotechnology companies, or have strategic alliances with such companies, and many of them have substantially greater capital resources, marketing experience, research and development staff, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the product candidates that we have or may develop and may be more successful than us in producing and marketing their existing products. Some of our competitors that operate in the nucleic-acid based therapeutic, biologics and DNA manufacturing markets include: Precigen, Inc., Aldevron, LLC, Cobra Biologics, Limited, Integrated DNA Technologies, Inc., 4basebio PLC, Ziopharm Oncology, Inc., MaxCyte, Inc., Touchlight Genetics Ltd., Generation Bio, Co., Novartis AG, Kite Pharma, Inc., Juno Therapeutics, Inc., Promega Corporation, OriGene Technologies, Inc., Blue Heron Biotech, LLC, Gene Art, GenScript Biotech Corporation, and others.

We expect this competition to continue and intensify in the future. Our competitors also compete with us in recruiting and retaining qualified scientific and management personnel, as well as in acquiring technologies complementary to, or necessary for, our programs. Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize drug and biologic candidates or other forms of therapeutic DNA that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than any drug and biologic candidates and linearDNA that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. Additionally, drug and biologic candidates and other forms of therapeutic DNA developed by our competitors may render our potential drug and biologic candidates and linear DNA uneconomical or obsolete, and we may not be successful in marketing any drug and biologic candidates and linearDNA we may develop against competitors.

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If any of these risks occur, our business, financial condition and results of operations could be significantly harmed.

The markets for our supply chain security and product authentication solutions are very competitive, and we may be unable to continue to compete effectively in these industries in the future.

The principal markets for our supply chain security and product authentication offerings are intensely competitive. We compete with many existing suppliers and new competitors continue to enter the market. Many of our competitors, both in the United States and elsewhere, are major pharmaceutical, chemical and biotechnology companies, or have strategic alliances with such companies, and many of them have substantially greater capital resources, marketing experience, research and development staff, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may be more successful than us in producing and marketing their existing products. Some of our competitors that operate in the supply chain security and product authentication markets include: AlpVision Sa, Authentix, Inc., Brandwatch Technologies, Inc., Chromologic LLC, Collectors Universe, Inc., DataDot Technology Limited, De La Rue Plc., Digimarc Corporation, DNA Technologies, Inc., Haelixa Ltd., ICA Bremen GmbH, IEH Corporation, Informium AG, opSec Security Group plc., MicroTag Temed Ltd., Nanotech Security Corp., Nokomis, Inc., Oritain Global Limited, SafeTraces, Inc., Selectamark Security Systems plc, SmartWater Technology, Inc., Sun Chemical Corporation, TraceTag International Ltd., TruTag Technologies, Inc., Tailorlux gmbH and YottaMark, Inc.

We expect this competition to continue and intensify in the future.

We compete with life science, pharmaceutical and biotechnology companies, some of whom are our customers, who are substantially larger than we are and potentially capable of developing new approaches that could make our products and technology obsolete or develop their own internal capabilities that compete with our products.

The market for biologics components products and services in the biopharmaceutical development, life science research, and diagnostics space is intensely competitive, rapidly evolving, significantly affected by new product introductions and other market activities by industry participants and subject to rapid technological change. We also expect increased competition as additional companies enter our market and as more advanced technologies become available. We compete with other providers of outsourced biologics components products and services. We also compete with the in-house discovery, development and commercial manufacturing functions of pharmaceutical and biotechnology companies. Many of our competitors, which in some cases are also our customers, are large, well-capitalized companies with significantly greater resources and market share than we have. They may undertake their own development of products that are substantially similar to or compete with our products and they may succeed in developing products that are more effective or less costly than any that we may develop. These competitors may be able to spend more aggressively on product and service development, marketing, sales and other initiatives than we can. Many of these competitors also have:

•	broader name recognition;

•	longer operating histories and the benefits derived from greater economies of scale;

•	larger and more established distribution networks;

•	additional product and service lines and the ability to bundle products and services to offer higher discounts or other incentives to gain a competitive advantage;

•	more experience in conducting research and development, manufacturing and marketing;

•	more experience in entering into collaborations or other strategic partnership arrangements; and

•	more financial, manufacturing and human resources to support product development, sales and marketing and patent and other intellectual property litigation.

These factors, among others, may enable our competitors to market their products and services at lower prices or on terms more advantageous to customers than we can offer. Competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects. Additionally, our current and future competitors, including certain of our customers, may at any time develop additional products and services that compete with our products and new approaches by these competitors may make our products, technologies and methodologies obsolete or noncompetitive. We may not be able to compete effectively against these organizations.

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In addition, to develop and market our new products, services, technologies and methodologies successfully, we must accurately assess and meet customers’ needs, make significant capital expenditures, optimize our development and manufacturing processes to predict and control costs, hire, train and retain the necessary personnel, increase customer awareness and acceptance of such services, provide high quality services in a timely manner, price our products and services competitively and effectively integrate customer feedback into our business planning. If we fail to create demand for our new products, services or technologies, our future business could be harmed.

The animal health industry is highly competitive.

The animal health industry is highly competitive. Our competitors include standalone animal health businesses, the animal health businesses of large pharmaceutical companies, specialty animal health businesses and companies that mainly produce generic products. We believe many of our competitors are conducting R&D activities in areas in which we are developing products. Several new start-up companies also compete in the animal health industry. We also face competition from manufacturers of drugs globally, as well as producers of nutritional health products. These competitors may have access to greater financial, marketing, technical and other resources. As a result, they may be able to devote more resources to developing, manufacturing, marketing and selling their products, initiating or withstanding substantial price competition or more readily taking advantage of acquisitions or other opportunities. Further, consolidation in the animal health industry could result in existing competitors realizing additional efficiencies or improving portfolio bundling opportunities, thereby potentially increasing their market share and pricing power, which could lead to a decrease in our revenue and profitability and an increase in competition. For example, many of our competitors have relationships with key distributors and, because of their size, the ability to offer attractive pricing incentives, which may negatively impact or hinder our relationships with these distributors. In addition to competition from established market participants, new entrants to the animal health medicines and vaccines industry could substantially reduce our market share, render our products obsolete or disrupt our business model.

To the extent that any of our competitors are more successful with respect to any key competitive factor, or we are forced to reduce, or are unable to raise, the price of any of our products in order to remain competitive, our business, financial condition and results of operations could be materially adversely affected. Competitive pressure could arise from, among other things, more favorable safety and efficacy product profiles, limited demand growth or a significant number of additional competitive products being introduced into a particular market, price reductions by competitors, the ability of competitors to capitalize on their economies of scale, the ability of competitors to produce or otherwise procure animal health products at lower costs than us and the ability of competitors to access more or newer technology than us.

Our research and development efforts for new products may be unsuccessful.

We incur research and development expenses to develop new products and technologies in an effort to maintain our competitive position in a market characterized by rapid rates of technological advancement. Our research and development efforts are subject to unanticipated delays, expenses and technical problems. There can be no assurance that any of these products or technologies will be successfully developed or that, if developed, will be commercially successful. In the event that we are unable to develop commercialized products from our research and development efforts or we are unable or unwilling to allocate amounts beyond our currently anticipated research and development investment, we could lose our entire investment in these new products and technologies. Any failure to translate research and development expenditures into successful new product introduction could have an adverse effect on our business.

In addition, research, development, and commercialization of pharmaceutical and biologic products is inherently risky. We cannot give any assurance that any of our pharmaceutical and biologic product candidates will receive regulatory approval, which is necessary before they can be commercialized.

Risks Related to Our Intellectual Property:

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our patents, trademarks, trade secrets, copyrights and all of our other intellectual property rights are important assets for us. There are events that are outside of our control that pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. Although we seek to obtain patent protection for our innovations, it is possible we may not be able to protect all or some of these innovations. Given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important. There is always the possibility that the scope of the protection gained from one of our issued patents will be insufficient or deemed invalid or unenforceable. We also seek to maintain certain intellectual property as trade secrets. The secrecy could be developed independently, compromised by third parties, or disclosed, intentionally or accidentally, by our employees which would cause us to lose the competitive advantage resulting from these trade secrets.

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Intellectual property litigation could harm our business, financial condition and results of operations.

Litigation regarding patents and other intellectual property rights is extensive in the drug and biotechnology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business.

If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all. Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our products. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. A court may decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In addition, a court may order us to pay the other party damages for having violated the other party’s patents. The drug and biotechnology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our or our licensor’s issued patents or pending applications or that we or our licensors were the first to invent the technology. During the ordinary course of our business, we do not conduct “prior art” searches before filing a patent application. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our or our licensors’ patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the U.S. Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

A cybersecurity incident and other technology disruptions could negatively affect our business and our relationships with customers.

We use technology in substantially all aspects of our business operations. The widespread use of technology, including mobile devices, cloud computing, and the internet, give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including information relating to customers and suppliers, private information about employees, and financial and strategic information about us and our business partners. If we fail to effectively assess and identify cybersecurity risks associated with the use of technology in our business operations, we may become increasingly vulnerable to such risks. Additionally, while we have implemented measures to prevent security breaches and cyber incidents, our preventative measures and incident response efforts may not be entirely effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage.

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Risks Related to Regulatory Approval of Our Customer and Collaborator’s Pharmaceutical and Biotherapeutic Product Candidates and Other Legal Compliance Matters:

Pharmaceutical and biologic-related revenue is generally dependent on regulatory approval, oversight and compliance.

The sale and use of our products and services in the pharmaceutical and biologic markets will generally be subject to regulatory approval and oversight, potentially including approval and/or oversight in various foreign jurisdictions. In addition, our pharmaceutical and biologic products and services may be incorporated into products that cannot be marketed in the United States or in many other jurisdictions without approval by the FDA or comparable agencies of other countries or regions. Obtaining such regulatory approvals is costly, time-consuming, uncertain, and subject to unanticipated delays. When, if ever, such approvals will be obtained is unknown. Our revenue in the pharmaceutical and biologic markets is highly dependent upon obtaining such approval.

Federal agencies, including the FDA and Federal Trade Commission, as well as state, local, and foreign authorities, also exercise ongoing review and control of the manufacturing, packaging, labeling, advertising, sale, distribution, and monitoring of pharmaceutical and biologic products. If our or our customers’ pharmaceutical or biologic product candidates or pharmaceutical or biologic products incorporating our products are ever approved, failure to comply with any of these regulations or other requirements could also have an adverse effect on our revenue in the pharmaceutical and biologic markets.

In addition, veterinary vaccines in the United States are subject to review and regulatory approval by the United States Department of Agriculture (“USDA”). The USDA’s Center for Veterinary Biologics is responsible for the regulation of animal health vaccines, including certain immunotherapeutics. All manufacturers of animal health biologicals must show their products to be pure, safe, effective and produced by a consistent method of manufacture as defined under the Virus Serum Toxin Act. Post-approval monitoring of products is required. Reports of product quality defects, adverse events or unexpected results are submitted in accordance with the agency requirements.

Pharmaceutical and biologic-related revenue will be highly dependent on our collaborators’ and customers’ success in obtaining regulatory approval and commercializing their products.

Some of our products will be incorporated into our customers’ products in the pharmaceutical and biologic market that are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in other countries. In the United States, to obtain approval from the FDA to market any future pharmaceutical or biologic product that incorporates our technology, our collaborators or customers will be required to submit an New Drug Application (“NDA”) or Biologics License Application (“BLA”). Ordinarily, the FDA requires a company to support an NDA or BLA with substantial evidence of the product candidate’s safety and efficacy in treating the targeted indication based on data derived from adequate and well-controlled clinical trials, including Phase III safety and efficacy trials conducted in patients with the disease or condition being targeted. The process of obtaining such regulatory approvals is expensive, often takes many years if approval is obtained at all, and can vary substantially based upon the type, complexity and novelty of the product candidate involved. Changes in the regulatory approval process during the development period, changes in or the enactment of additional statutes or regulations, or changes in the regulatory review process may cause delays in the approval or rejection of an application. There is no guarantee that our collaborators and customers will ever be successful in obtaining regulatory approval for any product that incorporates our products or technology. Even if regulatory approval is received, the manufacturing processes, post approval clinical data, labeling, advertising and promotional activities for any such product will be subject to continual requirements of and review by the FDA and other regulatory bodies. Our business may be materially harmed by our collaborators’ and customers’ inability to obtain or maintain regulatory approvals for their products of their failure to comply with applicable regulations.

In addition, we will be dependent on, and have no control over, consumer demand for the products into which our products are incorporated. Consumer demand for our collaborators’ and customers’ products could be adversely affected by, among other things, delays in health regulatory approval, the loss of patent and other intellectual property rights protection, the emergence of competing products, including generic drugs or biosimilars, the degree to which private and government drug plans subsidize payment for a particular product and changes in the marketing strategies for such products. The healthcare industry has changed significantly over time, and we expect the industry to continue to evolve. Some of these changes may have a material adverse effect on our collaborators and customers and thus may have a material adverse effect on our business. If the products into which our products are incorporated do not gain market acceptance, our revenues and profitability may be adversely affected.

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The regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time consuming, and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, we will be unable to generate product revenue and our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials, and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. We have not submitted for, or obtained regulatory approval for any product candidate, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval. Applications for our product candidates could fail to receive regulatory approval for a variety of reasons. This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations, and prospects.

Our or our customers’ product candidates may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences.

Adverse events or other undesirable side effects caused by our or our customers’ product candidates could cause us or regulatory authorities to interrupt, delay, or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by regulatory authorities. Side effects related to a drug or biologic could affect patient recruitment, the ability of enrolled patients to complete the study, and/or result in potential product liability claims.

Additionally, if one or more of our or our customers’ product candidates receives marketing approval, and we or others later identify undesirable side effects or adverse events caused by such products, a number of potentially significant negative consequences could result. Regulatory authorities may withdraw approvals of such product or impose restrictions on distribution. They may require additional warnings or contraindications on the product label that could diminish the usage or otherwise limit the commercial success of the product. We or our customers may be required to change the way the product is manufactured, be forced to suspend manufacturing the product or required to create a risk evaluation and mitigation strategy (“REMS”). In addition, our reputation may suffer. Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations, and prospects.

Even if we or our customers obtain regulatory approval for a product candidate, our products will remain subject to extensive regulatory scrutiny.

If any of our or our customers’ product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities. Ongoing regulatory requirements include ensuring that quality control and manufacturing and production procedures conform to cGMP regulations, and we will be subject to continual review and inspections to assess compliance with cGMP regulations and adherence to commitments made in any regulatory filings. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance.

Any regulatory approvals that we or our customers receive for our products will be subject to limitations on the approved indicated uses for which the product may be marketed and promoted or to the conditions of approval (including the requirement to implement a REMS), or contain requirements for potentially costly post-marketing testing. Any new legislation addressing drug or biologic safety issues could result in delays in product development or commercialization, or increased costs to assure manufacturing compliance. The FDA and other agencies, including the Department of Justice, closely regulate and monitor the post-approval marketing and promotion of products to ensure that they are manufactured, marketed and distributed only for the approved indications and in accordance with the provisions of the approved labeling. Promotional communications with respect to prescription drugs and biologics are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. The holder of an approved NDA must submit new or supplemental applications and obtain approval for certain changes to the approved product, product labeling, or manufacturing process. We could also be asked to conduct post-marketing manufacturing changes to verify the safety and efficacy of our products in general. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval and thereby affect the need for our manufacturing services.

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If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of a product, such regulatory agency may impose restrictions on that product or us, including, but not limited to, requiring withdrawal or recall of the product from the market, imposing civil or criminal penalties, and imposing restrictions on ability to continue to manufacture the product(s). Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our and our customers’ ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our Company and our operating results will be adversely affected.

In addition, the FDA’s regulations, policies or guidance may change and new or additional statutes or government regulations in the United States and other jurisdictions may be enacted that could further restrict or regulate our post-approval manufacturing activities. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from pending or future legislation or administrative action. If we are not able to achieve and maintain regulatory compliance, we may not be permitted to continue manufacturing products for our customers’ products and/or product candidates, which would adversely affect our ability to generate revenue and achieve or maintain profitability.

If the FDA were to begin to enforce regulation of LDTs, we could incur substantial costs and delays associated with trying to obtain pre-market clearance or approval and costs associated with complying with post-market requirements.

As an LDT, our MDx Testing Services are currently subject to enforcement discretion by the FDA. In October  2014, the FDA issued two draft guidance documents: “Framework for Regulatory Oversight of Laboratory Developed Tests,” which provides an overview of how the FDA would regulate LDTs through a risk-based approach, and “FDA Notification and Medical Device Reporting for Laboratory Developed Tests”, which provides guidance on how the FDA intends to collect information on existing LDTs, including adverse event reports. Pursuant to the Framework for Regulatory Oversight draft guidance, LDT manufacturers would be subject to medical device registration, listing, and adverse event reporting requirements. Many LDT manufacturers would be required to either submit a pre-market application and receive the FDA’s approval before an LDT may be marketed or submit a pre-market notification in advance of marketing. The Framework for Regulatory Oversight draft guidance states that within six months after the guidance documents are finalized, all laboratories will be required to give notice to the FDA. On November 18, 2016, however, the FDA announced that it would not release final versions of these guidance documents and would instead continue to work with stakeholders, the new administration and Congress to determine the right approach. On January 13, 2017, the FDA released a discussion paper on LDTs outlining a possible risk-based approach for FDA and CMS oversight of LDTs. According to the 2017 discussion paper, previously marketed LDTs would not be expected to comply with most or all FDA oversight requirements (grandfathering), except for adverse event and malfunction reporting. In addition, certain new and significantly modified LDTs would not be expected to comply with pre-market review unless the agency determines such tests could lead to patient harm. Since LDTs currently on the market would be grandfathered in, pre-market review of new and significantly modified LDTs could be phased-in over a four-year period, as opposed to the nine years proposed in the Framework for Regulatory Oversight draft guidance. In addition, tests introduced after the effective date, but before their phase-in date, could continue to be offered during pre-market review.

The discussion paper notes that the FDA would focus on analytical and clinical validity as the basis for marketing authorization. The FDA anticipates laboratories that already conduct proper validation should not be expected to experience new costs for validating their tests to support marketing authorization and laboratories that conduct appropriate evaluations would not have to collect additional data to demonstrate analytical validity for FDA clearance or approval. The evidence of the analytical and clinical validity of all LDTs would be made publicly available. LDT manufacturers would be encouraged to submit prospective change protocols in their pre-market submission that outline specific types of anticipated changes, the procedures that will be followed to implement them, and the criteria that will be met prior to implementation.

In addition, legislative proposals addressing the FDA’s oversight of LDTs have been introduced in Congress. For example, in March 2020, the “Verifying Accurate Leading-edge IVCT Development Act of 2020,” or VALID Act, was officially introduced in Congress. The bill proposes a risk-based approach that would subject many LDTs to FDA regulation by creating a new in vitro clinical test, or IVCT, category of regulated products. As proposed, the bill grandfathers many existing LDTs from the proposed premarket approval, quality systems, and labeling requirements, respectively, but would require such tests to comply with other regulatory requirements (e.g., registration and listing, adverse event reporting). The VALID Act was re-introduced in a slightly modified form in June 2021, and the bill continues to be the subject of active discussions. However, we cannot predict if this (or any other bill) will be enacted in its current (or any other) form and cannot quantify the effect of such proposals on our business.

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If we fail to comply with laboratory licensing requirements, we could lose the ability to offer our clinical testing services or experience disruptions to our business.

CLIA is a federal law regulating clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention, or treatment of disease. CLIA is intended to ensure the quality and reliability of clinical laboratories in the United States by mandating specific standards in the areas of personnel qualifications, administration, and participation in proficiency testing, patient test management, quality control, quality assurance and inspections. Clinical laboratories must be certified under CLIA in order to perform testing on human specimens, unless they fall within an exception to CLIA certification, such as research laboratories that test human specimens but do not report patient-specific results for the diagnosis, prevention, or treatment of any disease or impairment of, or the assessment of the health of individual patients. CLIA certification is also required to be eligible to bill Federal and State healthcare programs, as well as many private third-party payers, for diagnostic testing and services. Currently, we are supplying our iCTC capture assay and associated testing services under the research exception to CLIA. If we expand our laboratory testing services so that the research exception no longer applies to our iCTC capture, we will no longer be able to offer these services. Further, if we fail to comply with the CLIA research exception with respect to our iCTC capture assay, we could be found to have violated FDA or CLIA regulations or guidances and could have to stop offering these services and potentially be assessed substantial penalties.

Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on our business and results of operations.

Third party payors are developing increasingly sophisticated methods of controlling healthcare costs. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact our ability to sell our products profitably. In particular, in the United States in 2010, the ACA was enacted. In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. The repeal of or changes in some or all of the ACA and complying with any new legislation or reversing changes implemented under the ACA could be time-intensive and expensive, resulting in a material adverse effect on our business.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at containing or lowering the cost of healthcare. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect the demand for our product candidates, if we obtain regulatory approval, including: our ability to receive or set a price that we believe is fair for our products; our ability to generate revenue and achieve or maintain profitability; the level of taxes that we are required to pay; and the availability of capital. We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, lower reimbursement, and new payment methodologies. This could lower the price that we receive for any approved product. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payors, which may prevent us from being able to generate sufficient revenue, attain profitability or commercialize our product candidates, if approved.

Our employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct or other illegal activity by our employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with applicable laws and regulations of the FDA and other comparable foreign regulatory authorities; provide true, complete and accurate information to the FDA and other comparable foreign regulatory authorities; comply with manufacturing standards we have established; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to us.

If we or our customers obtain FDA approval of any of our products and begin commercializing those products in the United States, our potential exposure under such laws will increase significantly, and our costs associated with compliance with such laws are also likely to increase. We have adopted a code of business conduct and ethics, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

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If we fail to comply with healthcare laws, we could face substantial penalties and our business, operations and financial conditions could be adversely affected.

Healthcare providers, physicians and payors play a primary role in the recommendation and prescription of any product candidates for which our customers may obtain marketing approval. Restrictions under applicable federal, state and foreign healthcare laws and regulations may affect our ability to operate and expose us to areas of risk, including activities that potentially harm consumers and analogous state and foreign laws and regulations.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could, despite our efforts to comply, be subject to challenge under one or more of such laws. Efforts to ensure that our business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law interpreting applicable healthcare laws and regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. In addition, the approval and commercialization of any of our customers’ product candidates outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

Risks Related to Personnel:

Our failure to manage our growth in operations and acquisitions of new product lines and new businesses could harm our business.

The recent growth in our operations could place a significant strain on our current management resources. We have a limited number of personnel and expect to continue to have a limited number of personnel for the foreseeable future.

To manage such growth, we may need to improve our:

•	operations and financial systems;

•	procedures and controls; and

•	training and management of our employees.

If we are unable to continue to retain the services of Dr. Hayward, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of Dr. James A. Hayward, our CEO. On July 28, 2016, we entered into an employment agreement with Dr. Hayward. The initial term was from July 1, 2016 through June 30, 2017, with automatic one-year renewal periods. As of June 30, 2022, the employment contract automatically renewed for an additional year. Loss of the services of Dr. Hayward could significantly harm our business, results of operations and financial condition. We do not maintain key-person insurance on the life of Dr. Hayward.

We may have conflicts of interest with our affiliates and related parties, and in the past we have engaged in transactions and entered into agreements with affiliates that were not negotiated at arms’ length.

We have engaged, and may in the future engage, in transactions with affiliates and other related parties. These transactions may not have been, and may not be, on terms as favorable to us as they could have been if obtained from non-affiliated persons. While an effort has been made, and will continue to be made, to enter into transactions with affiliated persons and other related parties at rates and on terms as favorable as would be charged by others, there will always be an inherent conflict of interest between our interests and those of our affiliates and related parties. The Company may be adversely impacted if any related party agreement or transaction is made on unfavorable terms.

Risks Relating to Our Common Stock and Other Securities:

There are a large number of shares of common stock underlying our outstanding options and warrants and the sale of these shares may depress the market price of our common stock and cause immediate and substantial dilution to our existing stockholders.

As of July 15, 2022, we had 8,982,520 shares of common stock issued and outstanding, outstanding options to purchase 1,063,143 shares of common stock, outstanding warrants to purchase 2,239,963 shares of common stock, and 2,778,556 shares available for grant under our 2005 and 2020 Equity Incentive Plans. The issuance of shares upon exercise of our outstanding options and warrants will cause immediate and substantial dilution to our stockholders and any sale thereof may depress the market price of our common stock.

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We may be required to repurchase certain of our warrants.

Under our warrants sold privately that have registration rights, in the event of a “Fundamental Transaction” (as defined in the related warrant agreement, which generally includes any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock), each warrant holder will have the right at any time prior to the consummation of the Fundamental Transaction to require us to repurchase the warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the warrant agreement) of the then remaining unexercised portion of such warrant on the date of such Fundamental Transaction, which may materially adversely affect our financial condition and/or results of operations and may prevent or deter a third party from acquiring us.

If we fail to comply with the continuing listing standards of Nasdaq, our securities could be delisted, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

Our common stock is listed on Nasdaq under the symbol “APDN”. For our common stock to continue to be listed on Nasdaq, we must meet the current continued listing requirements, which provide, among other things, that a company may be delisted if the bid price of its stock drops below $1.00 for a period of 30 consecutive business days. As of July 15, 2022, the closing price of our common stock was $0.90 per share, and we believe that the minimum bid price fell below $1.00 for a period of seventeen (17) consecutive trading days as of July 15, 2022.

We may in the future decide to enact a reverse stock split to comply with Nasdaq’s minimum bid price requirement. However, even if we enact such a reverse stock split, there can be no assurance that we would be able to maintain compliance with Nasdaq’s minimum bid price or other listing requirements. If we were unable to meet these requirements, our common stock could be delisted from Nasdaq. The effect of a reverse stock split on the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the reverse stock split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the Nasdaq prescribed minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

If our common stock were to be delisted from Nasdaq, our common stock could begin to trade on one of the markets operated by OTC Markets Group, including OTCQX, OTCQB or OTC Pink (formerly known as the “pink sheets”), as the case may be. In such event, our common stock could be subject to the “penny stock” rules which among other things require brokers or dealers to approve investors’ accounts, receive written agreements and determine investor suitability for transactions and disclose risks relating to investing in the penny stock market. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

Any material weaknesses in our internal control over financial reporting in the future could adversely affect investor confidence, impair the value of our common stock and increase our cost of raising capital.

Any failure to remedy deficiencies in our internal control over financial reporting that may be discovered or our failure to implement new or improved controls, or difficulties encountered in the implementation of such controls, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could, in turn, affect the future ability of our management to certify that internal control over our financial reporting is effective. Inferior internal control over financial reporting could also subject us to the scrutiny of the SEC and other regulatory bodies which could cause investors to lose confidence in our reported financial information and could subject us to civil or criminal penalties or stockholder litigation, which could have an adverse effect on our results of operations and the market price of our common stock.

In addition, if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our share price. Furthermore, deficiencies could result in future non-compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Such non-compliance could subject us to a variety of administrative sanctions, including review by the SEC or other regulatory authorities.

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If we are unable to obtain additional financing our business operations may be harmed or discontinued.

Our continuation as a going concern is dependent upon our future revenues and our ability to commercialize more products, obtain additional capital and attain profitable operations. We will require additional funds to complete the continued development and commercialization of our products, product manufacturing, and to fund expected additional losses from operations, until revenues are sufficient to cover our operating expenses. If we are unsuccessful in obtaining any necessary additional financing, we will most likely be forced to reduce or terminate our operations.

We may require additional financing which may in turn require the issuance of additional shares of common stock, preferred stock or other debt or equity securities (including convertible securities) and which would dilute the ownership held by our stockholders.

We may need to raise funds through either debt or the sale of our shares of our common stock in order to achieve our business goals. Any additional shares issued would further dilute the percentage ownership held by the stockholders. Furthermore, if we raise funds in equity transactions through the issuance of convertible securities which are convertible at the time of conversion at a discount to the prevailing market price, substantial dilution is likely to occur resulting in a material decline in the price of your shares. Our public offerings completed in November 2014, April 2015, December 2018, and November 2019, our registered direct offerings during January 2021 and February 2022, our registered direct public offering and concurrent private placement during November 2015, our private placements completed in November 2016, June 2017, and August 2019, and our registered direct offering in December 2017 resulted in dilution to investors and future offerings of securities could result in further dilution to investors.

We may require additional financing in the future, which may not be available or, if available, may be on terms that cause a decline in the value of the shares of our common stock held by stockholders.

If we raise capital in the future by issuing additional securities, our stockholders may experience a decline in the value of the shares of our common stock they currently hold or may acquire prior to any such financing. In addition, such securities may have rights senior to the rights of holders of our shares of common stock.

Risks Related to this Offering:

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds of this offering for the further development of our Therapeutic DNA Production and MDx Testing Services, as well as general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

The public offering price will be set by our board of directors and does not necessarily indicate the actual or market value of our common stock.

Our board of directors will approve the public offering price and other terms of this offering after considering, among other things: the number of shares authorized in our Certificate of Incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; the characteristics of interested investors and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The public offering price may not be indicative of the fair value of the common stock.

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If you purchase the common stock or pre-funded warrants sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our common stock and pre-funded warrants being offered is higher than the book value per share of our common stock, you will suffer immediate substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” of this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock and pre-funded warrants in this offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

There is no public market for the pre-funded warrants or common warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Stock Market. Without an active market, the liquidity of the pre-funded warrants or common warrants will be limited.

Holders of pre-funded warrants or common warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or common warrants and acquire our common stock.

Until holders of pre-funded warrants or common warrants acquire shares of our common stock upon exercise of the pre-funded warrants or common warrants, as applicable, holders of pre-funded warrants or common warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants or common warrants. Upon exercise of the pre-funded warrants or common warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Provisions of the common warrants and pre-funded warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our Certificate of Incorporation, certain provisions of the common warrants and pre-funded warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. Such common warrants and pre-funded warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the common warrants and pre-funded warrants. Further, the common warrants and pre-funded warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such the common warrants and pre-funded warrants will have the right, at their option, to require us to repurchase such the common warrants and pre-funded warrants at a price described in the common warrants and pre-funded warrants. These and other provisions of the common warrants and pre-funded warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The sale of our common stock and the common warrants in this offering could result in the reset of the exercise price of certain outstanding warrants.

We have outstanding warrants to purchase 717,813 shares of our common stock with an exercise price of $2.80 per share that may be subject to further adjustment. Subject to certain exceptions, the terms of these warrants provide that (i) if we sell common stock at a price per share less than the then-current exercise price, or securities which are convertible or exercisable into shares of common stock at an effective per share price less than the then current exercise price, then we are required to reduce the exercise price of the warrants to be the lower price of such subsequent sale, or (ii) if we sell securities which are convertible or exercisable into shares of common stock at a price which varies or may vary with the market price of the shares of our common stock, including by way of one or more reset(s) to a fixed price, the holders of such securities have the right to substitute the variable price for the exercise price.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $             million, assuming a public offering price of $       per share of common stock and common warrant and the sale of all the securities offered under this prospectus, after deducting the Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of the common warrants. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We will only receive additional proceeds from the exercise of the common warrants issuable in connection with this offering if such warrants are exercised at their exercise price of $             and the holders of such warrants pay the exercise price in cash upon such exercise. Such proceeds with respect to the common warrants could not exceed $             .

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The foregoing discussion assumes no sale of pre-funded warrants.

We intend to use the net proceeds from this offering for the further development of our Therapeutic DNA Production Services and MDx Testing Services, as well as general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to obtain additional financing. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Market Price of our Common Stock and Related Stockholder Matters

Market Information

Our common stock is listed on The Nasdaq Stock Market under the symbol “APDN.” A description of the common stock that we are issuing in this offering is set forth under the heading “Description of Securities” beginning on page 34 of this prospectus. We do not intend to apply for the listing of the pre-funded warrants or common warrants that are part of this offering on any national securities exchange.

The last reported sale price for our common stock on July       , 2022 was $       per share.

Holders

As of July 15, 2022, we had 409 record holders of our common stock, and no preferred stock issued and outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock and publicly traded warrants is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board of directors deem relevant.

Capitalization

The following table sets forth our capitalization as of March 31, 2022:

•	on an actual basis; and

•	on a pro forma, as adjusted basis, after giving effect to the application of the net proceeds of this offering and after deducting the Placement Agent fees and estimated offering expenses payable by us.

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The information set forth in the following table should be read in conjunction with and is qualified in its entirety by “Use of Proceeds” above, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements incorporated by reference in this prospectus. See “The Offering” in this prospectus for information relating to the expected number of shares of our common stock to be outstanding after this offering. Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of March 31, 2022
	Actual	Pro Forma, As Adjusted for this Offering*
Cash and cash equivalents	$6,512,784	$
Stockholders’ (Deficit) Equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2022	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares outstanding as of March 31, 2022	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares outstanding as of March 31, 2022	-
Common stock, $0.001 par value per share; 200,000,000 shares authorized; 8,234,320 shares issued and outstanding as of March 31, 2022	8,236
Additional paid-in capital	298,351,897
Accumulated deficit	(290,712,648)
Total Stockholders’ Equity	$7,647,485	$

*Assumes an $             capital raise with net cash proceeds of $            ; number of shares derived by dividing closing stock price on July       , 2022 of $      . Each $0.25 increase (decrease) in the assumed public offering price per share would increase (decrease) the amount of cash and cash equivalents, working capital, total assets, and total stockholders’ equity by approximately $      , assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the Placement Agent fee and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. Each increase (decrease) of 1.0 million shares offered by us would increase (decrease) the as adjusted amount of cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $      , assuming the assumed public offering price remains the same, and after deducting the Placement Agent fee and estimated offering expenses payable by us.

The discussion and table above are based on 8,234,320 shares of our common stock outstanding as of March 31, 2022, which excludes             shares of our common stock that may be issued upon exercise of pre-funded warrants and common warrants issued in this offering, 1,067,614 shares of common stock issuable upon exercise of outstanding options, 2,988,163 shares of common stock issuable upon exercise of outstanding warrants, 2,774,085 shares available for grant under our 2005 and 2020 Equity Incentive Plans as of such date. The discussion and table above assume no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis.

Dilution

If you invest in our common stock and/or pre-funded warrants in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2022 was approximately $10.2 million, or $1.24 per share of our common stock (based upon 8,234,320 shares of our common stock outstanding). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

After giving effect to the sale of shares of our common stock and accompanying common warrants in this offering at the assumed public offering price of $       per share (the last reported sale price of our common stock on The Nasdaq Capital Market on July       , 2022), and after deducting the Placement Agent fee and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants and pre-funded warrants, if any, issued in this offering, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $            , or $       per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $       per share to our existing stockholders, and an immediate dilution of $       per share to new investors purchasing securities in this offering at the assumed public offering price. The final public offering price will be determined between us, the Placement Agent and investors in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

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The following table illustrates this dilution on a per share basis:

Assumed public offering price per share and accompanying common warrant			$
Historical net tangible book value per share as of March 31, 2022		$1.24
Pro forma increase in net tangible book value per share attributable to investors in this offering	$
As adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to investors participating in this offering			$

A $0.25 increase in the assumed public offering price of $       per share, which is the last reported sale price of our common stock on The Nasdaq Capital Market on July       , 2022, would result in an increase in our as adjusted net tangible book value per share after this offering by approximately $       and the dilution per share to new investors purchasing shares in this offering by $       assuming the number of securities offered by us as set forth on the cover page of this prospectus remains the same, and after deducting the Placement Agent Fee and estimated offering expenses payable by us. A $0.25 decrease in the assumed public offering price of $       per share, which is the last reported sale price of our common stock on The Nasdaq Capital Market on July       , 2022, would result in a decrease in our as adjusted net tangible book value per share after this offering by approximately $       and the dilution per share to new investors purchasing shares in this offering by $       assuming the number of securities offered by us as set forth on the cover page of this prospectus remains the same, and after the Placement Agent fee and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. Each increase (decrease) of 1.0 million shares offered by us would increase (decrease) our as adjusted net tangible book value per share and the dilution per share to new investors purchasing securities in this offering by $       assuming that the assumed public offering price remains the same, and after deducting the Placement Agent fee and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us and the Placement Agent at pricing.

The foregoing discussion and table do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants, including the pre-funded warrants and common warrants offered in this offering, having a per share exercise price less than the public offering price per share in this offering.

The discussion and table above are based on 8,234,320 shares of our common stock outstanding as of March 31, 2022, which excludes              shares of our common stock that may be issued upon exercise of pre-funded warrants and common warrants issued in this offering, 1,067,614 shares of common stock issuable upon exercise of outstanding options, 2,988,163 shares of common stock issuable upon exercise of outstanding warrants, 2,784,085 shares available for grant under our 2005 and 2020 Equity Incentive Plans as of such date.

The discussion and table above assume no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis.

To the extent that our outstanding options or warrants are exercised, new options are issued under our equity incentive plan, or additional shares of our common stock are issued in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information regarding the shares of our common stock beneficially owned as of July 15, 2022, (i) by each person who is known to us to beneficially own 5% or more of the outstanding common stock, (ii) by each of our principal executive officer, our principal financial officer and our other executive officers and by each of our directors and (iii) by all executive officers and directors as a group.

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Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 50 Health Sciences Drive, Stony Brook, New York 11790.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Owned(1)(2)		Percentage of Class(3)
Executive Officers and Directors:
James A. Hayward	Common Stock	506,481	(4)	5.41%
Yacov A. Shamash	Common Stock	26,225	(5)	*
John Bitzer, III	Common Stock	57,155	(6)(7)	*
Robert B. Catell	Common Stock	24,340	(11)	*
Joseph D. Ceccoli	Common Stock	23,847	(8)	*
Beth M. Jantzen	Common Stock	72,518	(12)	*
Judith Murrah	Common Stock	83,990	(13)	*
Clay Shorrock	Common Stock	46,546	(16)
Scott L. Anchin	Common Stock	24,288	(15)	*
Sanford R. Simon	Common Stock	23,488	(9)	*
Elizabeth Schmalz	Common Stock	22,150	(10)	*
All directors and officers as a group (11 persons)	Common Stock	911,028	(14)	9.38%
5% Stockholders:
Dillon Hill	Common Stock	658,739	(17)	6.83%

* indicates less than one percent

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the “Currently Exercisable Options”).

(2)	Does not include the remaining unvested shares subject to options granted on November 1, 2021 pursuant to the 2020 Equity Incentive Plan, which vest 100% of the underlying shares on the one-year anniversary of grant, including 29,845 for each of Mr. Anchin, Ms. Schmalz and Mr. Catell, 30,094 for Mr. Simon, 30,840 for Mr. Ceccoli, 31,586 for Mr. Bitzer and 31,834 for Mr. Shamash.

(3)	Based upon 8,982,520 shares of common stock outstanding as of July 15, 2022. Each beneficial owner’s percentage ownership is determined by assuming that the Currently Exercisable Options that are beneficially held by such person (but not those held by any other person) have been exercised and converted.

(4)	Includes 372,295 shares underlying Currently Exercisable Options.

(5)	Includes 24,640 shares underlying Currently Exercisable Options.

(6)	Includes 21,920 shares underlying Currently Exercisable Options for Mr. Bitzer.

(7)	Includes 34,563 shares of common stock owned by Delabarta, Inc. (“Delabarta”), a wholly-owned subsidiary of ABARTA, Inc. (“ABARTA”). Mr. Bitzer is former President and a member of the board of directors of each of Delabarta and ABARTA. Mr. Bitzer disclaims beneficial ownership of the shares held by Delabarta except to the extent of his pecuniary interest therein.

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(8)	Includes 23,278 shares underlying Currently Exercisable Options.

(9)	Includes 23,416 shares underlying Currently Exercisable Options.

(10)	Includes 21,374 shares underlying Currently Exercisable Options.

(11)	Includes 22,400 shares underlying Currently Exercisable Options.

(12)	Includes 72,446 shares underlying Currently Exercisable Options.

(13)	Includes 81,443 shares underlying Currently Exercisable Options.

(14)	Includes 733,796 shares underlying Currently Exercisable Options.

(15)	Includes 24,038 shares underlying Currently Exercisable Options.

(16)	Includes 46,546 shares underlying Currently Exercisable Options.

(17)	This information is based on a Form 13G/A filed with the SEC on January 21, 2021 by Bruce Grossman. Bruce Grossman reported sole and shared voting and sole and shared dispositive power of 658,739 shares of common stock underlying currently exercisable warrants. The address of Bruce Grossman is c/o Dillon Hill Capital LLC, 200 Business Park Drive, Suite 306, Armonk, NY 10504.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other Relationships

On July 17, 2019, we issued $1.5 million of secured convertible notes (the “July 2019 Notes”), bearing interest at a rate of 6% per annum, in a non-brokered private placement with an accredited investor, Dillon Hill Capital, LLC. Dillion Hill Capital, LLC and Dillion Hill Investment Company (together the “Warrant Investors”) are both controlled by Bruce Grossman, who is a beneficial holder of more than five percent of our common stock. See “Security Ownership of Certain Beneficial Owners and Management.”

On November 15, 2019, we closed an underwritten public offering where we issued and sold 2,285,000 shares of our common stock and 2,285,000 accompanying common warrants (the “2019 Warrants”) each with the right to purchase one share of our common stock at an exercise price of $5.25 per share. In such offering, the Warrant Investors purchased certain of the 2019 Warrants. On October 7, 2020, we entered into Warrant Exercise Agreements (each, a “Warrant Exercise Agreement”) with each of the Warrant Investors, whereby 318,000 of our 2019 Warrants were exercised. The gross proceeds to the Company from this partial exercise of the 2019 Warrants were $1,669,500.

On October 9, 2020, the Company entered into a letter agreement with Dillon Hill Capital, LLC as sole holder of the July 2019 Notes for the repayment in full of such notes, in an aggregate amount of $1,665,581, representing their outstanding principal amount plus accrued but unpaid interest through their scheduled maturity date. The Company paid such payoff amount on October 9, 2020.

In consideration of this partial exercise of the 2019 Warrants and of the consent to repayment of the July 2019 Notes, the Company agreed to issue pursuant to the Warrant Exercise Agreement (the “Private Placement”), in addition to the 318,000 shares of common stock issued upon exercise of the 2019 Warrants, 159,000 replacement warrants (the “Replacement Warrants”) to the Warrant Investors, which is an amount equal to one-half the amount of the 2019 Warrants exercised pursuant to the Warrant Exercise Agreements. The Replacement Warrants have an average exercise price of $7.54, the closing price on The Nasdaq Capital Market of the Company’s common stock on the date of the applicable warrant exercise.

The quantity, issue date, exercise price and expiration date of the Replacement Warrants are listed in the table below:

Quantity	Issuance Date	Exercise Price	Expiration Date
159,000	October 7, 2020	$7.54	October 7, 2025
50,000	December 9, 2020	$6.57	December 9, 2025
50,000	December 10, 2020	$6.46	December 10, 2025

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Each Replacement Warrant is exercisable for one share of common stock beginning on the date of issuance thereof and ending on the five-year anniversary of such date. The exercise price and number of shares of common stock issuable upon exercise of the Replacement Warrants are subject to adjustment in the event of any stock dividend, split, recapitalization, reorganization or similar transaction, as described in the Replacement Warrants. Subject to limited exceptions, a holder of a Replacement Warrant will not have the right to exercise any portion of its Replacement Warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided that upon 61 days’ prior notice to the Company, the holder may elect to increase or decrease the Beneficial Ownership Limitation, although in no event may the Beneficial Ownership Limitation exceed 9.99%. Each Replacement Warrant includes an adjustment provision that, subject to certain exceptions, reduces its exercise price if the Company issues common stock or common stock equivalents at a price lower than the then-current exercise price of such Replacement Warrant, subject to a minimum exercise price of 21% of such Replacement Warrant’s initial exercise price per share. Under certain limited circumstances, including that the daily volume weighted average price of the common stock for each of 20 consecutive trading days has exceeded three times the exercise price of such Replacement Warrant, the Company may call for cancellation of all or any portion of such Replacement Warrant for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per share of common stock for which such Replacement Warrant is excisable.

As of October 9, 2020, all of the obligations and liabilities of the Company and its affiliates under the July 2019 Notes, the related purchase agreement, and related Security Agreements, and any other related documents and instruments, was automatically satisfied in full, and all related liens, mortgages or other security interests were automatically released.

Director Independence

Our board of directors has determined that currently and at all times during the fiscal year ended September 30, 2021, each of our directors other than Dr. Hayward and Mr. Anchin—consisting of John Bitzer, III, Robert B. Catell, Joseph D. Ceccoli, Yacov A. Shamash, Sanford R. Simon, and Elizabeth M. Schmalz—are and were “independent” as defined by the listing standards of Nasdaq, constituting a majority of independent directors on our board of directors as required by the rules of Nasdaq. Our board of directors considers in its evaluation of independence whether any director has a relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities of a director.

Description of Securities

The following description of our common stock, pre-funded warrants and accompanying common warrants summarizes the material terms and provisions of the securities that we may issue in connection with this offering. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our Certificate of Incorporation and our by-laws (“By-Laws”), which are filed as exhibits to the registration statement which includes this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. The summary below is qualified in its entirety by reference to our Certificate of Incorporation and By-Laws, each as in effect at the time of any offering of securities under this prospectus.

As of July 15, 2022, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which 8,982,520 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding. In addition, as of July 15, 2022, there were issued and outstanding options to purchase 1,063,143 shares of common stock, warrants to purchase 2,239,963 shares of our common stock and 2,778,556 shares available for grant under our 2020 Equity Incentive Plan. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders.

Common Stock

Each stockholder of our common stock is entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the stockholders. Our shares of common stock have no preemptive, conversion, or redemption rights. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock. Upon the sale of substantially all of our stock or assets or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of common stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders. All of our issued and outstanding shares of common stock are fully paid and non-assessable. The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

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The shares of common stock offered by this prospectus, when issued and paid for, will also be fully paid and non-assessable.

Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.” American Stock Transfer & Trust Company, located in Brooklyn, New York, is the transfer agent and registrar for our common stock.

Preferred Stock

Our Certificate of Incorporation provides that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms described in the documents that govern the preferred stock, which include our Certificate of Incorporation and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Common Warrants

The following summary of certain terms and provisions of common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

We are selling to investors in this offering shares of our common stock with accompanying common warrants to purchase             shares of our common stock and/or pre-funded warrants with accompanying common warrants to purchase             shares of our common stock at a combined purchase price of $             for shares and accompanying common warrants and $             for pre-funded warrants and accompanying common warrants.

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Each common warrant will be exercisable beginning on the Initial Exercise Date, which is the date of closing, at an exercise price of $             per share, subject to adjustment. The common warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round up to the next whole share.

Subject to limited exceptions, a holder of common warrants will not have the right to exercise any portion of its common warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The common warrants contain a “cashless exercise” feature that allows holders to exercise the common warrants without a cash payment to the Company upon the terms set forth in the common warrants, if, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares to the exercising common warrant holder.

In the case of certain fundamental transactions affecting the Company, a holder of common warrants, upon exercise of such common warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the common warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of common warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their common warrants.

The exercise price and number of the shares of our common stock issuable upon the exercise of the common warrants will be subject to adjustment in the event of any stock dividends and splits, recapitalization, reorganization or similar transaction, as described in the common warrants.

We do not intend to list the common warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying common warrants and may be transferred separately immediately thereafter.

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99 % of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99 % of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will round up to the next whole share.

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At any time, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and By-Laws

Our Certificate of Incorporation contains provisions that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Anti-Takeover Effects of Delaware Law

Companies incorporated in Delaware are subject to the provisions of Section 203 of the DGCL, or Section 203, unless the corporation has “opted out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have opted out of Section 203 with an express provision in our Certificate of Incorporation. Therefore, the anti-takeover effects of Section 203 do not apply to us.

In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Election and Removal of Directors

Directors will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Our Certificate of Incorporation does not provide for a classified board of directors or for cumulative voting in the election of directors. Under Article VIII of the Certificate of Incorporation and Section 3.13 of the By-Laws, directors may be removed by the stockholders of the Company only for cause, and in such case only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors. On December 21, 2015, the Court of Chancery of the State of Delaware invalidated as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc. (“VAALCO”), a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. In In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL (Del. Ch. Dec. 21, 2015), the Court ruled from the bench to hold that, in the absence of a classified board or cumulative voting, VAALCO’s “only for-cause” director removal provisions conflict with Section 141(k) of the DGCL and are therefore invalid. Because the Company’s Certificate of Incorporation and By-Laws contain similar “only for-cause” director removal provisions and the Company does not have a classified board of directors or cumulative voting, the Company will not attempt to enforce the foregoing “only for-cause” director removal provision in light of the recent VAALCO decision.

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Size of Board and Vacancies

The authorized number of directors may be determined by the board of directors, provided the board shall consist of at least one (1) member. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director.

Vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by a vote of a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director, at any meeting of the board of directors.

Amendment

The Certificate of Incorporation may be amended in the manner prescribed by the DGCL. The board of directors is authorized to adopt, amend, alter or repeal the By-Laws by the affirmative vote of at least a majority of the board of directors then in office. No amendment to the Certificate of Incorporation or the By-Laws may adversely affect any indemnification right or protection of any director, officer, employee or other agent existing at the time of such amendment, repeal or adoption of an inconsistent provision for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising prior to such amendment, repeal or adoption of an inconsistent provision.

Authorized but Unissued Shares of Common Stock and of Preferred Stock

We believe that the availability of the “Blank Check” preferred stock under our Certificate of Incorporation provides us with flexibility in addressing corporate issues that may arise. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Having these authorized shares available for issuance allows us to issue shares without the expense and delay of a special stockholders’ meeting. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise. The above provisions may deter a hostile takeover or delay a change in control or management of our company.

Advance Notice Procedure

Our By-Laws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Only persons nominated by, or at the direction of, our board of directors or by a stockholder of record who has given proper and timely notice to our secretary prior to the meeting at which such stockholder is entitled to vote and appears, will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to a proper notice of meeting delivered to us. For notice to be timely, it must generally be delivered to our secretary not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting (or if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the anniversary date of the previous year’s annual meeting, not earlier than the 120th calendar day prior to such meeting and not later than either the 90th calendar day prior to such meeting or the 10th calendar day after public disclosure of the date of such meeting is first made by us). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Special Meetings of Stockholders

Our By-Laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, or the board of directors pursuant to a resolution adopted by a majority of the board.

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PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated June 22, 2022 (the “Placement Agent Agreement”), we have engaged H.C. Wainwright & Co., LLC, or the Placement Agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with institutional investors, at such investor’s option, which purchase our securities in this offering. Investors which do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about             , 2022. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering and to reimburse the Placement Agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $50,000 and for its closing costs in an amount up to $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees and expenses, will be approximately $            .

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Determination of Offering Price

Our common stock is currently traded on The Nasdaq Stock Market under the symbol “APDN.” On July       , 2022 the closing price of our common stock was $       per share.

There is a material disparity between the offering price of the shares of our common stock being offered under this prospectus and pre-funded warrants and the market price of the common stock at the date of this prospectus. We believe that the market price of our common stock at the date of this prospectus is not the appropriate public offering price for the shares of our common stock because the market price is affected by a number of factors. The final public offering price was determined by negotiation between us, the Placement Agent and the investors in this offering. The principal factors considered by us and the Placement Agent in determining the final public offering price included:

•	the recent trading history of our common stock on The Nasdaq Capital Market, including market prices and trading volume of our common stock;

•	the current market price of our common stock on The Nasdaq Capital Market;

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•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies;

•	the information set forth or incorporated by reference in this prospectus and otherwise available to the Placement Agent;

•	our past and present financial performance and an assessment of our management;

•	our prospects for future earnings and the present state of our products;

•	the current status of competitive products and product developments by our competitors;

•	our history and prospects, and the history and prospects of the industry in which we compete;

•	the general condition of the securities markets at the time of this offering; and

•	other factors deemed relevant by the Placement Agent and us.

The final public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock and accompanying common warrants and/or pre-funded warrants and accompanying common warrants sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the shares of common stock and accompanying common warrants and/or pre-funded warrants and accompanying common warrants sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

Our officers and directors, representing 15.13% of our outstanding shares of common stock, have agreed with the Placement Agent to be subject to a lock-up period of 90 days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The Placement Agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Other Relationships

The Placement Agent and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Indemnification

We have agreed to indemnify the Placement Agent against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the Placement Agent Agreement, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The Placement Agent may arrange to sell securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. See “Where You Can Find More Information.”

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.”

Experts

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended September 30, 2021 and 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Marcum LLP’s report includes an explanatory paragraph relating to our ability to continue as a going concern. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

Legal Matters

Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by McDermott Will & Emery LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Placement Agent by Ellenoff Grossman & Schole LLP, New York, New York.

Where you can find more information

This prospectus is a part of the registration statement on Form S-1 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file or furnish, as applicable, annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. Our Internet address is www.adnas.com. The information found on our website is not part of this prospectus and investors should not rely on any such information in deciding whether to invest.

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Incorporation by Reference

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, except in each case the information contained in such document to the extent “furnished” and not “filed” (Commission File No. 001-36745):

•	Our Annual Report on Form 10-K for the year ended September 30, 2021, as filed with the SEC on December 9, 2021, as amended by the Form 10-K/A as filed with the SEC on December 14, 2021, as further amended by the Form 10-K/A as filed with the SEC on January 28, 2022;

•	Our Quarterly Reports on Form 10-Q for the three month period ended December 31, 2021, as filed with the SEC on February 10, 2022, and for the three and six month periods ended March 31, 2022, as filed with the SEC on May 12, 2022; and

•	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) as filed with the SEC on November 4, 2021 and February 23, 2022.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement but excluding any information furnished and not filed with the SEC, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov. We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents. You may request a copy of those filings at no cost by writing or telephoning us at Corporate Secretary, Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790, (631) 240-8800 or visiting our website at http://www.adnas.com. No information contained on our website is intended to be included as part of, or incorporated by reference into, this prospectus.

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Up to           Shares of Common Stock

Pre-Funded Warrants to Purchase Up to             Shares of Common Stock

Common Warrants to Purchase Up to             Shares of Common Stock

Shares of Common Stock Underlying the Pre-Funded Warrants and Common Warrants

PROSPECTUS

H.C. Wainwright & Co.

, 2022

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than placement agent fees and expenses, payable in connection with the registration of the securities hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be paid
SEC registration fee		$1,854.00
FINRA filing fee		$3,500.00
Printing expenses		$8,000.00
Legal fees and expenses	$
Accounting fees and expenses		$25,000.00
Transfer Agent fees and expenses		$5,000.00
Total	$

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director of the corporation to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability for any: (i) breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) transaction from which the director derives an improper personal benefit.

Our Certificate of Incorporation provides to the fullest extent permitted by Delaware law that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Our Certificate of Incorporation also provides that we shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of ours who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of ours or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding.

Section 9.3 of our By-Laws provides for the indemnification of our directors, officers and employees to the fullest extent permitted by the DGCL.

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We have entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of our directors and executive officers. In general, the Indemnification Agreement obligates us to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our Certificate of Incorporation or By-Laws, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain a director and officer insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities

On February 21, 2022, we entered into a securities purchase agreement (“Securities Purchase Agreement”) with an institutional investor (“Purchaser”). Pursuant to the Securities Purchase Agreement, we agreed to sell in a registered direct offering (“Registered Direct Offering”) 1,496,400 shares of our Common Stock, and/or pre-funded warrants (“Pre-Funded Warrants”) to purchase shares of Common Stock to the extent that the Purchaser determines, in its sole discretion, that such Purchaser would beneficially own in excess of 4.99% (or at the Purchaser’s election, 9.99%). The Pre-Funded Warrants have an exercise price of $0.0001 per share and are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each Share was sold at an offering price of $2.80 and each Pre-Funded Warrant was sold at an offering price of $2.7999 (equal to the purchase price per Share minus the exercise price of the Pre-Funded Warrant). Pursuant to the Securities Purchase Agreement, in a concurrent private placement (together with the Registered Direct Offering, the “Offerings”), we also agreed to issue to the Purchaser unregistered warrants (“Common Warrants”) to purchase up to 1,496,400 shares of Common Stock. Each Common Warrant has an exercise price of $2.84 per share, is exercisable six months from the date of issuance and will expire five years from the initial exercise date. The Company has agreed to file a registration statement with respect to the shares of Common Stock underlying the Common Warrants.

Roth Capital Partners, LLC (the “Placement Agent”) acted as the exclusive placement agent for the Offerings, pursuant to a placement agency agreement (the “Placement Agreement”), dated February 21, 2022, by and between the Company and the Placement Agent.

The closing of the Offerings took place on February 24, 2022 (the “Closing Date”). The Shares and the Pre-Funded Warrants were offered and sold pursuant to our shelf registration statement on Form S-3 (File No. 333-238557) initially filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2020 and declared effective on June 1, 2020. A prospectus supplement relating to the Registered Direct Offering was filed with the Commission on February 23, 2022. None of the Common Warrants or the shares of Common Stock issuable upon the exercise of the Common Warrants are registered under the Securities Act of 1933 as amended (the “Securities Act”). The Common Warrants and shares of Common Stock issuable upon exercise thereof were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

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Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

		Incorporated by Reference to SEC Filing
Exhibit No.	Filed Exhibit Description	Form	Exhibit No.	File No.	Date Filed	Filed or Furnished Herewith-
3.1	Conformed version of Certificate of Incorporation of Applied DNA Sciences, Inc., as most recently amended by the Fifth Certificate of Amendment, effective Thursday, September 17, 2020	S-8	4.1	333-249365	10/07/2020

3.2	By-Laws	8-K	3.2	002-90539	1/16/2009

4.1	Description of Securities	10-K	4.1	002-90539	12/17/2020

4.2	Form of Purchase Warrant	8-K	4.1	001-36745	12/20/2017

4.3	Common Stock Purchase Warrant	8-K	4.1	001-36745	12/21/2018

4.4	Form of common warrant certificate (included in the Warrant Agreement, dated November 15, 2019)	8-K	4.2	001-36745	11/18/2019

4.5	Form of Indenture	S-3	4.1	333-238557	05/21/2020

4.6	Form of Common Stock Purchase Warrant	8-K	10.3	001-36745	10/14/2020

4.7	Form of Pre-Funded Common Stock Purchase Warrant	8-K	4.1	001-36745	02/23/2022

4.8	Form of Common Stock Purchase Warrant	8-K	4.2	001-36745	02/23/2022

4.9+	Form of Common Warrant.

4.10+	Form of Pre-Funded Warrant.

5.1+	Opinion of McDermott Will & Emery LLP

10.1†	Form of employee stock option agreement under the Applied DNA Sciences, Inc. 2005 Incentive Stock Plan	10-Q	4.1	002-90539	05/15/2012

10.2†	Applied DNA Sciences, Inc. 2005 Incentive Stock Plan, as amended and restated	DEF 14A	Appendix A	001-36745	04/04/2019

10.3†	Form of employee stock option agreement under the Applied DNA Sciences, Inc. 2005 Incentive Stock Plan, as amended	10-K	10.1	001-36745	12/14/2015

10.4†	Applied DNA Sciences, Inc. 2020 Equity Incentive Plan	DEF 14A	Appendix A	001-36745	08/03/2020

10.5†	Applied DNA Sciences, Inc. 2020 Equity Incentive Plan Stock Option Grant Notice and Award Agreement	S-8	10.3	333-249365	10/07/2020

10.6†	Employment Agreement, dated July 1, 2016, between James A. Hayward and Applied DNA Sciences, Inc.	8-K	10.1	001-36745	08/02/2016

10.7†	Form of Indemnification Agreement dated as of September 7, 2012, by and between Applied DNA Sciences, Inc. and each of its directors and executive officers	8-K	10.1	002-90539	9/13/2012

10.8	Warrant Agreement, dated November 20, 2014, between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent	8-K	4.1	001-36745	11/20/2014

10.9	First Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent	8-K	4.1	001-36745	4/1/2015

10.10	Second Amendment to Warrant Agreement dated November 2, 2016	8-K	10.4	001-36745	11/2/2016

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10.11*	License Agreement with Himatsingka America, Inc. dated June 23, 2017	10-Q	10.1	001-36745	0 8/10/2017

10.12	Registration Rights Agreement, dated November 29, 2018	8-K	10.2	001-36745	12/6/2018

10.13	Securities Purchase Agreement, dated November 29, 2018	8-K	10.3	001-36745	12/6/2018

10.14	Registration Rights Agreement, dated August 31, 2018	8-K/A	10.2	001-36745	12/10/2018

10.15	Securities Purchase Agreement, dated August 31, 2018	10-K	10.45	001-36745	12/18/2018

10.16	Patent and Know-How License and Cooperation Agreement, dated March 28, 2019, between the Company, APDN (B.V.I.), Inc., and ETCH BioTrace S.A.	10-Q	10.10	001-36745	5/9/2019

10.17	Registration Rights Agreement, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the investor named on the signature page thereof.	8-K	10.2	001-36745	07/17/2019

10.18	Securities Purchase Agreement, dated July 16, 2019 by and among Applied DNA Sciences, Inc. and the investor named on the signature page thereof.	8-K	10.3	001-36745	07/17/2019

10.19	Asset Purchase Agreement, dated July 29, 2019 by and between LineaRX, Inc. and Vitatex Inc.	8-K	10.1	001-36745	0 8/12/2019

10.20	Form of Subscription Agreement between investors and Applied DNA Sciences, Inc., dated August 22, 2019.	8-K	10.1	001-36745	08/26/2019

10.21	Underwriting Agreement entered into by and between Applied DNA Sciences, Inc. and Maxim Group LLC, as Representative of the Underwriters listed in Schedule I hereto, dated November 13, 2019.	8-K	1.1	001-36745	11/14/2019

10.22	Warrant Agreement, dated November 15, 2019, between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC	8-K	4.1	001-36745	11/18/2019

10.23†	Consulting Agreement, dated as of December 12, 2019, by and between Applied DNA Sciences, Inc. and Meadow Hill Place, LLC	10-Q	10.1	001-36745	08/06/2020

10.24	Agreement of Lease dated June 14, 2013, between Applied DNA Sciences, Inc. and Long Island High Technology Incubator, Inc.	10-Q	10.2	002-90539	08/13/2013

10.25	Agreement of Lease, dated November 1, 2015, by and between Applied DNA Sciences, Inc. and Long Island High Technology Incubator, Inc.	10-Q	10.2	001-36745	08/06/2020

10.26	Option Exercise Notice, dated December 3, 2015, Pursuant to Lease dated June 14, 2013, between Applied DNA Sciences, Inc. and Long Island High Technology Incubator, Inc.	10-Q	10.2	001-36745	05/12/2016

10.27	Temporary Lease Extension Agreement, dated August 9, 2019, by and between Applied DNA Sciences, Inc. and Long Island High Technology Incubator, Inc.	10-Q	10.3	001-36745	08/06/2020

10.28	Amendment to Leases, dated November 4, 2019, by and between Long Island High Technology Incubator, Inc. and Applied DNA Sciences, Inc.	10-Q	10.4	001-36745	08/06/2020

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10.29	Amendment to Leases, dated January 17, 2020, by and between Long Island High Technology Incubator, Inc. and Applied DNA Sciences, Inc.	10-Q	10.5	001-36745	08/06/2020

10.30	Warrant Exercise Agreement, dated October 7, 2020, by and between Applied DNA Sciences, Inc. and Dillon Hill Capital, LLC.	8-K	10.1	001-36745	10/14/2020

10.31	Warrant Exercise Agreement, dated October 7, 2020, by and between Applied DNA Sciences, Inc. and Dillon Hill Investment Company LLC.	8-K	10.2	001-36745	10/14/2020

10.32	Registration Rights Agreement, dated October 7, 2020, by and between Applied DNA Sciences, Inc. and Dillon Hill Capital, LLC.	8-K	10.4	001-36745	10/14/2020

10.33	Registration Rights Agreement, dated October 7, 2020, by and between Applied DNA Sciences, Inc. and Dillon Hill Investment Company LLC.	8-K	10.5	001-36745	10/14/2020

10.34	Letter Agreement, dated October 9, 2020, by and among Applied DNA Sciences, Inc., Dillon Hill Capital, LLC, and Delaware Trust Company, as Collateral Agent.	8-K	10.6	001-36745	10/14/2020

10.35	Consent, dated October 9, 2020, from Dillon Hill Capital, LLC to Applied DNA Sciences, Inc.	8-K	10.7	001-36745	10/14/2020

10.36+	Joint Development Agreement, dated September 11, 2018, between LineaRx, Inc., Takis S.R.L. and Evvivax S.R.L., as amended by that First Amendment, dated February 3, 2020	10-K	10.46	001-36745	12/17/2020

10.37	Animal Clinical Trial Agreement, dated September 14, 2020, between Applied DNA Sciences, Inc., Evvivax S.R.L. and Veterinary Oncology Services, PLLC	10-K	10.47	001-36745	12/17/2020

10.38	Letter Agreement dated March 2, 2021, by and between the Company and Dr. James Hayward	8-K	10.1	001-36745	0 3/04/2021

10.39	Form of Securities Purchase Agreement	8-K	10.2	001-36745	01/11/2021

10.40	Form of Placement Agency Agreement by and between Applied DNA Sciences, Inc. and Roth Capital Partners, LLC, dated February 21, 2022	8-K	10.1	001-36745	02/23/2022

10.41	Form of Securities Purchase Agreement	8-K	10.2	001-36745	02/23/2022

10.42+	Form of Securities Purchase Agreement

21.1	Subsidiaries of Applied DNA Sciences, Inc.	10-K	21.1	001-36745	12/17/2020

23.1+	Consent of Marcum LLP

23.2+	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto)					Filed

107	Filing Fee Table					Filed

† Indicates a management contract or any compensatory plan, contract or arrangement.

+ Indicated to be filed by amendment.

* A request for confidentiality has been granted for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the SEC as required by Rule 24b-2 promulgated under the Exchange Act.

** Portions of the indicated document have been omitted because the information is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The omissions have been indicated by bracketed asterisks (“[***]”).

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(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)       That:

(i)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stony Brook, State of New York, on July 19, 2022.

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward
James A. Hayward
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Beth M. Jantzen his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Hayward	President, Chairman of the Board of Directors and Director	July 19, 2022
James A. Hayward	Chief Executive Officer (Principal Executive Officer)

/s/ Beth M. Jantzen	Chief Financial Officer	July 19, 2022
Beth M. Jantzen	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Bitzer, III	Director	July 19, 2022
John Bitzer, III

/s/ Robert Catell	Director	July 19, 2022
Robert Catell

/s/ Joseph D. Ceccoli	Director	July 19, 2022
Joseph D. Ceccoli

/s/ Scott L. Anchin	Director	July 19, 2022
Scott L. Anchin

/s/ Yacov A. Shamash	Director	July 19, 2022
Yacov A. Shamash

/s/ Sanford R. Simon	Director	July 19, 2022
Sanford R. Simon

/s/ Elizabeth M. Schmalz	Director	July 19, 2022
Elizabeth M. Schmalz

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